UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

100 CTE Drive

Dallas, Pennsylvania 18612-9774

(570) 631-2700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 18, 2006

The Annual Meeting of Shareholders of Commonwealth Telephone Enterprises, Inc. (“CTE” or the “Company”) will be held at the Westmoreland Club, 59 South Franklin Street, Wilkes-Barre, Pennsylvania 18701, on Thursday, May 18, 2006, at 11:00 A.M., local time. The meeting will be held for the following purposes:

1.	To elect three (3) Directors to Class I to serve for a term of three (3) years;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	To consider and act upon a proposal to approve the Company’s Amended Equity Incentive Plan;

4.	To consider and act upon a proposal to approve the Company’s 2006 Bonus Plan;

5.	To consider and act upon a proposal to approve the Company’s Deferred Compensation Plan; and

6.	To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Only shareholders of record at the close of business on March 1, 2006 will be entitled to vote at the meeting either in person or by proxy. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

Registration for the meeting will begin at 10:00 A.M. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

Your vote is very important. Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. You can also authorize the voting of your shares electronically or by telephone as provided in the instructions set forth on the proxy card and in this Proxy Statement. Your prompt response is necessary to assure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying Proxy Statement.

Raymond B. Ostroski

Senior Vice President, General Counsel

and Corporate Secretary

Dated: April 18, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

100 CTE Drive

Dallas, Pennsylvania 18612-9774

PROXY STATEMENT

THE ANNUAL MEETING

Thursday, May 18, 2006

Time, Date and Place

This Proxy Statement is being mailed to all shareholders on or about April 18, 2006 in connection with the solicitation of proxies by the Board of Directors of Commonwealth Telephone Enterprises, Inc. (“CTE” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 18, 2006, at 11:00 A.M., local time, at the Westmoreland Club, 59 South Franklin Street, Wilkes-Barre, Pennsylvania 18701, and at any adjournment or postponement thereof.

Purpose of the Annual Meeting

Shareholders of the Company will consider and vote upon proposals: (i) to elect three (3) Directors to Class I to serve for a term of three (3) years; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; (iii) to consider and act upon a proposal to approve the Company’s Amended Equity Incentive Plan; (iv) to consider and act upon a proposal to approve the Company’s 2006 Bonus Plan; (v) to consider and act upon a proposal to approve the Company’s Deferred Compensation Plan; and (vi) to act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date, Quorum, Required Vote

The close of business on March 1, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. On March 1, 2006, there were 21,848,859 shares outstanding of CTE Common Stock. The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum. Shareholders will be entitled to one (1) vote per share of CTE Common Stock on all matters submitted for a vote at the Annual Meeting.

Shareholders have cumulative voting rights with respect to the election of Directors (Proposal 1). Under cumulative voting, a shareholder’s total vote (the number of votes to which such shareholder is entitled, multiplied by the number of Directors to be elected) may be cast entirely for one candidate or distributed among two (2) or more candidates.

In accordance with Pennsylvania law, a shareholder entitled to vote for the election of Directors can withhold authority to vote for all nominees of Directors or can withhold authority to vote for certain nominees of Directors. Directors will be elected by receiving at least a plurality of the votes cast at the Annual Meeting.

Abstentions, votes withheld and broker non-votes are counted in determining whether a quorum is present. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on the vote for any of the proposals.

Any proxy may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by the Company.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

During 2005, the Board of Directors of the Company held four (4) regular meetings and one (1) special meeting; the Audit Committee met ten (10) times; the Compensation/Pension Committee met five (5) times; and the Corporate Governance Committee met five (5) times. The Company’s entire Board of Directors attended the Annual Meeting of Shareholders on May 12, 2005. All of the current Board members except Michael J. Mahoney qualify as “independent” Directors according to the applicable NASDAQ rules.

Directors’ Compensation

Directors of CTE who are employees of the Company do not receive Directors’ fees. In 2005, non-employee Directors of the Company received an annual retainer of $45,000, which is paid in cash. The Chairman of the Board of Directors receives an additional annual retainer of $25,000 in cash. The Chairman of the Audit Committee receives an additional annual retainer of $20,000 in cash, while the other members of said Committee receive an additional annual retainer of $10,000 in cash. The Chairman of the Compensation/Pension Committee receives an additional annual retainer of $10,000 in cash while the other members of said Committee receive an additional annual retainer of $5,000 in cash. The Chairman of the Corporate Governance Committee receives an additional annual retainer of $10,000 in cash while the other members of said Committee receive an additional annual retainer of $5,000 in cash. A new director orientation retainer in the amount of $10,000 was established in 2005 and will be paid to all new directors of the Company conditioned upon their attendance at certain Committee meetings in addition to their normal responsibilities as a Director. An award of one thousand (1,000) shares of Company stock in the form of restricted stock units was made to each non-employee Director during 2005 as long-term equity compensation. Effective January 2006, upon recommendation of the Corporate Governance Committee and approval by the full Board, the Company adopted stock ownership guidelines for its non-employee directors. Meeting fees are no longer paid to the Directors of the Company.

Executive Committee

The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board of Directors between Board meetings, except for those functions assigned to specific committees. The current Executive Committee consists of Walter Scott, Jr., Chairman, Richard R. Jaros, Michael J. Mahoney and David C. Mitchell. The Executive Committee did not meet during 2005.

Audit Committee

The principal functions of the Audit Committee are detailed in the Audit Committee Charter (a copy of which can be found on the Company’s website at www.ct-enterprises.com), and include: (i) oversight of the majority of the financial reporting process; (ii) oversight of the internal controls over financial reporting; (iii) as related to financial reporting, oversight of internal auditors’ roles and responsibilities; and (iv) hiring of the independent registered public accounting firm (“the independent accountants”). The Audit Committee reviews its Charter on an annual basis. The Board has reviewed the applicable rules for Audit Committee members to be deemed “independent” as well as “financial experts” and has determined that each member of the Committee meets both of these standards. The Audit Committee consists of the following three (3) Directors who are not employees of the Company: John J. Whyte, Chairman, Richard R. Jaros and David C. Mitchell.

Audit Committee Report

The Committee formally met ten (10) times during 2005 in order to fulfill its responsibilities as set forth in the Audit Committee Charter (a copy of which can be found on the Company’s website at www.ct-enterprises.com ) and the 2005 Audit Committee Workplan, including its oversight of the Sarbanes-Oxley Rule 404 compliance process. In addition to numerous other activities, the Committee has approved the Company’s audited financial statements for the year ended December 31, 2005, based upon its review of same and discussions with management and the independent accountants. The independent accountants are responsible for expressing an opinion on whether the financial statements present fairly, in all material respects, the

Company’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal controls over financial reporting and (ii) the actual effectiveness of internal controls over financial reporting. Said opinions have been received from the independent accountants without qualification.

The Committee discussed with the independent accountants, the matters requiring discussion by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.” In addition, the Committee has received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed the issue of independence with the independent accountants.

In reliance on the reviews and discussions referred to above, the Committee recommended that the Board include the audited consolidated financial statements and the management’s assessment of internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Independent accountants’ fees for professional services rendered during fiscal years 2005 and 2004 were $900,000 and $940,300 for Audit Fees(1), $13,000 and $61,000 for Audit-Related Fees(2), and $1,500 and $1,500 for All Other Fees(3), respectively. The Audit Committee has concluded that the provision of the non-audit services are compatible with maintaining the independence of the independent accountants.

The Audit Committee has established a policy regarding pre-approval of audit and non-audit services provided by the independent accountants. For audit services, the independent accountants submit to the Audit Committee an engagement letter and fee proposal. Individual non-audit service requests are submitted by Company management and the independent accountants to the Audit Committee along with a statement confirming that provision of these services are permissible under all applicable legal requirements. Both audit and non-audit services are approved at a meeting of the Audit Committee.

AUDIT COMMITTEE

John J. Whyte, Chairman

Richard R. Jaros

David C. Mitchell

Dated: March 7, 2006

(1)	Includes expenses
(2)	For audits of benefit plans, including expenses. PWC no longer provides this professional service to the Company
(3)	For research tool software license

Compensation/Pension Committee

The principal functions of the Compensation/Pension Committee are detailed in the Compensation/Pension Committee Charter (a copy of which can be found on the Company’s website at www.ct-enterprises.com) and include establishing compensation philosophy; making recommendations to the Board of Directors concerning the salaries and incentive compensation awards for the top levels of management of the Company and its subsidiaries (including the Chief Executive Officer); setting goals for the Chief Executive Officer and evaluating his performance against these goals when determining his compensation awards. The Compensation/Pension Committee also oversees the Company’s Bonus Plan, Equity Incentive Plan and Executive Stock Purchase Plan. In addition, the Compensation/Pension Committee reviews and evaluates the investment performance of the various pension and retirement plans of the Company and monitors the performance of the administrators, investment managers and trustees of such plans, as well as reviews the actuarial assumptions used in setting the

Company’s funding policies for such plans. The current Compensation/Pension Committee consists of the following three (3) Directors who are not employees of the Company: James Q. Crowe, Chairman, Daniel E. Knowles and Eugene Roth, Esq. During 2005, James Q. Crowe joined the Committee, replacing John J. Whyte, and was appointed Chairman.

Compensation/Pension Committee Interlocks and Insider Participation

The Company paid approximately $8,700 to the law firm of Rosenn, Jenkins & Greenwald, L.L.P. (“Rosenn”) for legal services during 2005. Also, the Company received approximately $68,000 in telephone service, long-distance and Internet revenues from Rosenn. Mr. Roth, a Director of the Company and a member of the Compensation/Pension Committee and Corporate Governance Committee, is Counsel to the Rosenn firm.

CTE, primarily through its subsidiary CTSI, paid Level 3 Communications, Inc. (“Level 3”) approximately $1,254,000 in 2005 for network services related to data circuits and long distance re-sale. CTE, primarily through its subsidiary CTSI, recorded approximately $410,000 in sales from Level 3 related to circuit revenue. Mr. Crowe, a Director of the Company and Chairman of the Compensation/Pension Committee, is a Director and Chief Executive Officer of Level 3.

Compensation/Pension Committee Report

The Compensation/Pension Committee (the “Committee”) consists of three (3) independent non-employee Directors and is responsible for all compensation decisions for the Company’s executive officers, including the Chief Executive Officer. The Committee met five (5) times during 2005 in order to fulfill its duties and responsibilities as set forth in the Compensation/Pension Committee Charter (a copy of which can be found on the Company website at www.ct-enterprises.com).

Compensation Philosophy

The Company’s compensation philosophy for all executive officers, including the Chief Executive Officer, is to provide performance-based cash and equity-based compensation programs that recognize those executives whose efforts enable the Company to achieve its business objectives and enhance shareholder value.

The principles of the Company’s compensation philosophy are as follows:

Competitive Positioning:    The Company’s objective is to provide competitive total direct compensation opportunities, consisting of competitive base salaries, competitive to somewhat more than competitive annual incentive compensation opportunities, and competitive longer-term cash and/or equity-based incentive opportunities. For our purposes, the Committee defines “competitive” as a narrow range around the market median, on a size-adjusted basis, where the range is employed to recognize differences in performance, roles and responsibilities, as well as taking into account the Company’s financial performance as compared to the Peer Group (as defined below). An outside consultant conducts an annual analysis of the broad competitive market place as well as of the specific Peer Group firms and provides the Committee with a detailed report regarding the appropriate levels of base salary, annual bonus and long term compensation for all executive officers of the Company, including the Chief Executive Officer.

Competitive Comparisons:    The desired levels of base salary, annual incentives, longer-term equity incentives and total direct compensation are compared to executives with comparable responsibilities in similar firms (the “Peer Group” firms) and data from telecommunications industry survey sources for firms of comparable size. Peer Group firms are selected on the basis of similarity of service, market, revenue and market capitalization. Peer Group firms are reviewed annually for continued relevance. Many, but not all, of the Peer Group firms are represented in the indices employed in the Company’s peer performance graph presented in this Proxy Statement. The Committee regularly works with an outside consultant to reassess Peer Group firms and to establish appropriate base salary, annual incentive and longer-term incentive guidelines for each executive officer, including the Chief Executive Officer, considering the results of competitive analysis and the Committee’s desired competitive positioning.

Performance Orientation:    The Company’s annual incentive program provides each executive officer, including the Chief Executive Officer, with an opportunity to earn awards based on the achievement of predetermined corporate and business unit financial and operational objectives as well as individual performance. Annually, the Committee reviews and approves the Company’s objectives as well as the objectives for each executive officer, including the Chief Executive Officer, weighs each objective based on its relative importance, and establishes certain relationships between performance achievement and rewards. At the close of each year, the Committee reviews the Company’s performance with respect to these objectives and makes an appropriate award using a “balanced scorecard” approach. A “balanced scorecard” approach employs predetermined performance objectives, performance measures and target awards which result in an award calculation which ties the award to the actual attainment of these measured objectives. The advantage of this approach is that it clearly defines the objectives, measures and rewards for executive officers of the Company and ties them to tangible, qualitative and quantitative results which benefit the shareholders of the Company through the attainment of these objectives. While awards under the annual incentive plan are typically derived directly from the formulas relating to performance and reward, the Committee reserves the right to make appropriate adjustments.

Alignment with Shareholder Value:    The Committee believes that the best way to align executive interests with shareholder value is through regular, though not necessarily annual, grants of equity-based compensation such as restricted stock and stock options. Grants of equity incentives to executive officers, including the Chief Executive Officer, consider the performance of the Company, the guidelines developed through competitive analysis, the officers’ roles and responsibilities, the performance of the individual and the degree to which they are encouraged to continue employment through prior grants. To further align the interests of the Company’s executives with that of shareholders, the Company encourages executives to acquire and maintain an equity stake in the Company. To assist executives in accumulating this equity position on a pre-tax basis, the Company implemented the Executive Stock Purchase Plan pursuant to which an executive may purchase Company stock through deferral of earned and otherwise payable compensation, which is matched by the Company. The Company also recognizes that in certain circumstances, long-term incentives payable in cash may be warranted and appropriate. To date, the Committee has not employed this approach, but it may do so in the future. All decisions regarding compensation for the executive officers, including the Chief Executive Officer, are made by the Committee with respect to these principles. Effective January 2006, upon recommendation of the Committee and approval by the full Board, the Company adopted stock ownership guidelines for its executive officers.

Decision-Making Process

For the executive officers of the Company other than the Chief Executive Officer, the Chief Executive Officer makes recommendations (for the Committee’s consideration) regarding base salary, annual incentive opportunities and awards, and longer-term incentives consistent with the compensation guidelines and the compensation philosophy of the Company. The Committee, in its sole discretion, has the right to approve or amend these recommendations, as well as to establish the base salary, annual incentives, and longer-term incentives for the Chief Executive Officer. In making specific decisions about all pay elements, the Committee considers the philosophy and guidelines described here, as well as the individual performance evaluations for the executive officers made by the Chief Executive Officer, their roles in the organization and their responsibilities relative to the responsibilities of other executive officers within the Company.

Executive Officer Compensation

The base salaries paid to executive officers in 2005, including to the Chief Executive Officer, were determined in accordance with the philosophy and process outlined above. The Committee believes that base salaries for the executive officers, including the Chief Executive Officer, are competitive for comparable positions in similar firms.

The annual incentive awards paid to executive officers, including the Chief Executive Officer, in early 2006 (and shown in the Summary Compensation Table) were determined using a “balanced scorecard” approach in accordance with the philosophy and process outlined above. The plan was designed to provide a strong link between the financial success of the Company and individual performance and rewards. These awards reflect the strong performance of the Company and the executive officers with respect to predetermined financial and non-financial objectives during 2005.

Grants of restricted stock units in early 2006 to executive officers were made in respect of 2005 in accordance with the philosophy and process outlined above. In determining its restricted stock unit grants to executive officers, the Committee carefully considered their prior equity incentive grants and determined that the grants made were appropriate to further align these executives with shareholder interests and to retain these executives over time.

Chief Executive Officer Compensation

For fiscal year 2005, the Chief Executive Officer, Michael J. Mahoney, received a salary of $450,000 and a bonus of $600,000. Mr. Mahoney was not granted any restricted stock units in 2006 with respect to 2005. Mr. Mahoney’s base salary had remained unchanged since 2002 but was increased to $450,000 for 2005. Mr. Mahoney’s short-term incentive award was determined using the “balanced scorecard” approach as well as additional considerations relative to certain non-financial achievements during 2005. The payment reflects the strong performance of the Company and Mr. Mahoney with respect to predetermined financial and non-financial objectives during 2005. The Committee took into consideration the objectives they had set for Mr. Mahoney and the Company (including unique financial and personal objectives) and evaluated his actual performance against those objectives. The Committee also considered the interests of the shareholders of the Company in its evaluation of Mr. Mahoney’s performance and the overall compensation awards he was granted.

Chairman of the Board of Directors Compensation

Walter Scott, the Chairman of the Board of Directors of the Company, was not compensated by the Company in 2005 other than in his role as a Director of the Company. As a non-employee Director, Mr. Scott receives an Annual Board Retainer and long-term equity compensation awarded to members of the Board as well as an additional annual retainer for performing his duties as Chairman of the Board of Directors.

Compliance with Internal Revenue Code Section 162(m)

The Company’s incentive based compensation plans are designed to be consistent with the performance-based requirements of Internal Revenue Code Section 162(m). The 2002 Bonus Plan was put in place toward that end. The Committee has determined that it is in the Company’s best interest to maintain plans that provide the Committee with a degree of flexibility and, therefore, all awards made through our incentive plans, from time to time, may not be fully deductible.

COMPENSATION/PENSION COMMITTEE

James Q. Crowe, Chairman

Daniel E. Knowles

Eugene Roth, Esq.

Dated: February 21, 2006

Corporate Governance Committee Report

The Corporate Governance Committee consists of the following three (3) Directors who are not employees of the Company: David C. Mitchell, Chairman, Frank M. Henry and Eugene Roth, Esq. The Committee is responsible for identifying qualified candidates to be presented to our Board for nomination as Directors, ensuring that our Board and Committees are structured in a way that best serves our corporate objectives, developing and overseeing a set of corporate governance principles as well as those other responsibilities set forth in the Corporate Governance Committee Charter (a copy of which can be found on the Company’s website at www.ct-enterprises.com). The Corporate Governance Committee Charter requires that this Committee consist of no fewer than three (3) Board members who satisfy the “independence” requirements of NASDAQ. Each member of our Corporate Governance Committee meets these requirements. Our Corporate Governance Committee held five (5) regular meetings during 2005 in order to fulfill its responsibilities as set forth in its Charter and 2005 Workplan. In 2005, the Corporate Governance Committee conducted a search for an additional member of our Board of Directors and retained an executive search firm to assist in the search. The executive search firm was given a set of specifications based on the principles described in this Corporate Governance Committee Report for use in the identification of director candidates. The search resulted in the appointment of John R. Birk to the Board of Directors effective June 10, 2005. The Chairman of our Corporate Governance Committee, several members of senior management and the Board of Directors participated in the interview and screening process. Ultimately, our Corporate Governance Committee and our Board of Directors determined that Mr. Birk satisfied the Company’s criteria for selection which included an independence analysis under the applicable regulatory and legal standards. In addition, during 2005 the Corporate Governance Committee developed and implemented a revised director compensation plan and stock ownership guidelines for the Board of Directors as well as overseeing the Board and Committee self-assessment process.

The Corporate Governance Committee will consider nominees for our Board of Directors recommended by shareholders. Notice of proposed shareholder nominations for director must be delivered not less than 90 nor more than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five (5) years, and a representation that the nominating shareholder is a beneficial or record owner of Company common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to the Corporate Governance Committee at Commonwealth Telephone Enterprises, Inc., c/o Corporate Secretary, 100 CTE Drive, Dallas, Pennsylvania 18612.

In considering possible candidates for election as a director, the Corporate Governance Committee is guided by the principle that each director should:

•	be an individual of high character and integrity;

•	be accomplished in his or her respective field, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the affairs of the Company;

•	represent the long-term interests of our shareholders as a whole; and

•	be selected consistent with the goal that the Board of Directors represents a diversity of background and experience.

Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, age, ancestry, national origin or disability. The Corporate Governance Committee will review the qualifications and backgrounds of Directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board, and recommend the slate of Directors to be nominated for election at the Annual Meeting of Shareholders.

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-employee Directors as a group may do so by writing to the Company’s Board of Directors, c/o Corporate Secretary, 100 CTE Drive, Dallas, Pennsylvania, 18612. Under a process approved by the Corporate Governance Committee of the Board for handling letters received by the Company and addressed to non-employee members of the Board, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

CORPORATE GOVERNANCE COMMITTEE

David C. Mitchell, Chairman

Frank M. Henry

Eugene Roth, Esq.

Dated: February 20, 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is certain information regarding the beneficial ownership of CTE Common Stock as of March 1, 2006 held by: (i) each current Director of the Company; (ii) the named executive officers; (iii) persons who are currently Directors or executive officers of the Company as a group; and (iv) each person known to the Company to own more than 5% of the outstanding shares of CTE Common Stock. Each Director or named executive officer has investment and voting power over the shares listed opposite his or her name except as set forth in the footnotes hereto.

	CTE Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)
John R. Birk	—	*
Rita M. Brown (2)(7)	40,322	*
Scott Burnside (7)	4,414	*
Donald P. Cawley (3)(7)	76,893	*
James Q. Crowe (4)	29,770	*
DG Gulati (5)(7)	18,893	*
Todd T. Hanson (6)	5,306	*
Frank M. Henry (4)	70,835	*
Richard R. Jaros (4)	18,027	*
Daniel E. Knowles (8)	17,941	*
Michael J. Mahoney (7)(9)	216,030	1.0%
David C. Mitchell (4)	19,786	*
Kevin M. O’Hare	—	*
Eileen O’Neill Odum (7)(10)	7,677	*
Raymond B. Ostroski (7)(11)	28,170	*
Eugene Roth	4,593	*
James F. Samaha (7)(12)	22,726	*
Walter Scott, Jr. (4)	23,203	*
David G. Weselcouch (7)(13)	31,925	*
John J. Whyte (4)	17,821	*
Directors and Executive Officers as a group (24 persons)	667,132	3.1%
American Century Investment Management (14)	1,585,024	7.3%
GAMCO Investors, Inc. (15)	1,321,696	6.0%
Evergreen Investment Management Company (16)	1,312,870	6.0%
Barclays Global Investors, N.A (17)	1,135,847	5.2%
Fairfax Financial Holdings Ltd. (18)	1,108,596	5.1%

(*)	Less than one percent of the outstanding shares.
(1)	Includes all shares of CTE Common Stock personally or beneficially owned including: shares owned through the Commonwealth Builder 401(k) Plan; restricted share units awarded under the CTE Equity Incentive Plan that are vested or scheduled to vest within 60 days of March 1, 2006; and participants’ contributions under the CTE Executive Stock Purchase Plan (further described in Footnote 7 below) at March 1, 2006 and matching share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(2)	Includes options to purchase 28,403 shares of Common Stock exercisable within 60 days after March 1, 2006. Also includes 5,438 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.

(3)	Includes options to purchase 26,829 shares of Common Stock exercisable within 60 days after March 1, 2006. Also includes 12,236 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(4)	Includes options to purchase 13,421 shares of Common Stock exercisable within 60 days after March 1, 2006. Also includes 2,720 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(5)	Includes 12,916 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(6)	Includes 2,039 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(7)	Under the CTE Executive Stock Purchase Plan (“ESPP”), participants who defer current compensation are credited with “Share Units” with a value equal to the amount of the deferred pretax compensation. The value of a Share Unit is based on the value of a share of CTE Common Stock. The Company also credits each participant’s matching account under the ESPP with 100 percent of the number of Share Units credited based on the participant’s elective contributions. Share Units credited to participants’ elective contribution accounts are fully and immediately vested. Share Units credited to participants’ matching accounts generally vest on the third anniversary of the date they are credited, subject to continued employment. Share Units credited to a participant’s matching account become fully vested on a change in control of the Company, or on the participant’s death or disability while actively employed. In connection with the settlement of the Share Units, participants may receive shares of Common Stock or cash. The Company has established a grantor trust to hold CTE Common Stock corresponding to the number of Share Units credited to participants’ accounts in the ESPP. Participants do not have the right to vote Share Units, provided that the Company may, but is not required to, make arrangements for participants to direct the trustee of the grantor trust as to how to vote the Share Units.

The table below shows, with respect to each named participant, Share Units relating to the CTE Common Stock acquired by each such participant in lieu of current compensation and the vested Share Units credited to the ESPP account of each such participant as of March 1, 2006, including matching Share Units scheduled to vest within 60 days thereafter:

Name	Total Shares Acquired and Vested Restricted Matching Share Units
Michael J. Mahoney	67,918
Eileen O’Neill Odum	5,115
Donald P. Cawley	25,771
Rita M. Brown	5,534
Scott Burnside	963
DG Gulati	4,777
Todd T. Hanson	2,780
Raymond B. Ostroski	9,336
James F. Samaha	8,176
David G. Weselcouch	16,705

(8)	Includes options to purchase 10,737 shares of Common Stock exercisable within 60 days after March 1, 2006. Also includes 2,720 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(9)	Includes options to purchase 100,023 shares of Common Stock exercisable within 60 days after March 1, 2006. Also includes 30,589 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(10)	Includes 2,549 restricted share units vested as of March 1, 2006 or scheduled to vest 60 days thereafter.
(11)	Includes options to purchase 3,221 shares of Common Stock exercisable within 60 days after March 1, 2006. Also includes 14,615 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.

(12)	Includes options to purchase 5,904 shares of Common Stock exercisable within 60 days after March 1, 2006. Also includes 7,478 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(13)	Includes options to purchase 5,904 shares of Common Stock exercisable within 60 days after March 1, 2006. Also includes 6,458 restricted share units vested as of March 1, 2006 or scheduled to vest within 60 days thereafter.
(14)	Based on estimates obtained from Thomson Financial Group reported as of February 28, 2006 for American Century Investment Management (“American”). The address of American is 4500 Main Street, Kansas City, Missouri 64111.
(15)	Based on estimates obtained from Thomson Financial Group reported as of February 28, 2006 for GAMCO Investors, Inc. (“GAMCO”). The address of GAMCO is One Corporate Center, Rye, New York 10580.
(16)	Based on estimates obtained from Thomson Financial Group reported as of February 28, 2006 for Evergreen Investment Management Company (“Evergreen”). The address of Evergreen is 200 Berkley Street, Boston, Massachusetts 02116.
(17)	Based on the estimates obtained from Thomson Financial Group reported as of February 28, 2006 for Barclays Global Investors, N.A. (“Barclays”). The address of Barclays is 45 Fremont Street, San Francisco, California 94105.
(18)	Based on the estimates obtained from Thomson Financial Group reported as of February 28, 2006 for Fairfax Financial Holdings Ltd (“Fairfax”). The address of Fairfax is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J2NJ.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules issued thereunder, our executive officers and Directors and any persons holding more than ten percent (10%) of our Common Stock are required to file with the Securities and Exchange Commission and NASDAQ reports of initial ownership of our Common Stock and changes in ownership of such Common Stock. Copies of the Section 16 reports filed by our Directors and executive officers are required to be furnished to us. Based solely on our review of the copies of the reports furnished to us, or written representations that no reports were required, we believe that, during fiscal 2005, all of our executive officers, Directors and persons holding more than ten percent (10%) of our Common Stock complied with the Section 16(a) requirements.

COMPENSATION INFORMATION

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ending December 31, 2005, 2004 and 2003, the cash compensation, as well as certain other compensation, paid or accrued to the Chief Executive Officer and the other top four (4) most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)		Long-Term Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Restricted stock awards ($)(2)	Securities underlying options (#)	LTIP Payouts ($)	All other compensation ($)(3)
Michael J. Mahoney	2005	446,154	600,000	2,090,390	—	—	1,290
President and	2004	415,385	700,000	1,493,251	—	—	740
Chief Executive Officer	2003	400,000	675,000	973,584	—	—	690

Eileen O’Neill Odum	2005	323,077	350,000	1,074,346	—	—	18,092
Executive Vice President and	2004	148,846	225,000	428,714	—	—	53,738
Chief Operating Officer	2003	—	—	—	—	—	—

Donald P. Cawley	2005	248,077	225,000	713,020	—	—	7,800
Executive Vice President	2004	233,654	300,000	645,215	—	—	7,642
and Chief Accounting	2003	220,962	270,000	508,870	—	—	7,450
Officer

James F. Samaha	2005	184,615	112,336	345,630	—	—	6,513
Senior Vice President	2004	186,923	125,093	391,542	—	—	6,097
and General Manager of	2003	177,115	144,000	368,265	—	—	5,742
Commonwealth Telephone Company and
epix® Internet Services

Raymond B. Ostroski	2005	184,615	100,000	391,626	—	—	7,152
Senior Vice President,	2004	184,615	126,800	474,283	—	—	7,178
General Counsel and	2003	155,962	130,000	365,003	—	—	5,892
Corporate Secretary

(1)	Includes the amount of deferred compensation contributed by the named executive officers to purchase share units pursuant to the Company’s Executive Stock Purchase Plan (“ESPP”).
(2)	Represents the market value on the date of grant of matching share units acquired pursuant to the ESPP and the market value of restricted stock acquired in lieu of cash compensation at the date of the grant of the restricted stock pursuant to the CTE Equity Incentive Plan. ESPP and restricted stock amounts have been adjusted to reflect the issuance of the Special Dividend in 2005, as well as subsequent quarterly dividends through December 31, 2005. See also Footnote (7) under “Security Ownership of certain Beneficial Owners and Management.”

As of December 31, 2005, the aggregate ESPP holdings (including dividends) and the value of Share Units and restricted stock (based on the fair market value of the CTE Common Stock at the close of trading on December 30, 2005, which was $33.77 per share) for the following named executive officers were:

Name	Share Units (#)	Aggregate Value ($)
Michael J. Mahoney	80,155	2,706,856
Eileen O’Neill Odum	7,677	259,283
Donald P. Cawley	32,126	1,084,900
James F. Samaha	12,107	408,861
Raymond B. Ostroski	13,171	444,793

Vesting of Share Units in the ESPP is accelerated upon a change in control of the Company. Subject to continued employment, Share Units credited to participants’ accounts vest in three (3) calendar years following the date on which the Share Units were initially credited to the participant’s account. Dividend equivalents are paid on share units.

The Restricted Stock Awards column also includes the market value on the date of grant of awards made in 2005 of 40,000 units (market value $1,901,600) to Mr. Mahoney; 20,000 units (market value $950,800) to Ms. Odum; 13,000 units (market value $618,020) to Mr. Cawley; 6,000 units (market value $285,240) to Mr. Samaha; and 7,000 units (market value $332,780) to Mr. Ostroski.

The aggregate holdings and the value of all outstanding restricted stock units awarded to the following named executive officers pursuant to the Company’s Equity Incentive Plan as of December 31, 2005 are: Mr. Mahoney, 98,563 shares (aggregate value $3,328,473); Ms. Odum, 34,838 shares (aggregate value $1,176,479); Mr. Cawley, 37,728 shares (aggregate value $1,274,075); Mr. Samaha, 21,751 shares (aggregate value $734,531); and Mr. Ostroski, 25,150 shares (aggregate value $849,316).

(3)	Includes the following amounts for the last fiscal year:
(i)	Michael J. Mahoney: $1,290—Company paid life insurance;
(ii)	Eileen O’Neill Odum: $690—Company paid life insurance; $7,350—401(k) Company match; $10,052—relocation expenses;
(iii)	Donald P. Cawley: $450—Company paid life insurance; $7,350—401(k) Company match;
(iv)	James F. Samaha: $300—Company paid life insurance; $6,213—401(k) Company match; and
(v)	Raymond B. Ostroski: $690—Company paid life insurance; $6,462—401(k) Company match.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)(2)

Name	Options Exercised(#)	Value Received on Exercise ($)	Number of Securities Underlying Options At December 31, 2005		Value of Unexercised In-The-Money Options At December 31, 2005 (3)
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Michael J. Mahoney	304,000	4,089,458	48,313	53,680	168,912	450,193
Eileen O’Neill Odum	—	—	—	—	—	—
Donald P. Cawley	61,670	1,316,241	13,409	13,420	—	112,548
James F. Samaha	21,200	210,307	—	9,126	—	53,842
Raymond B. Ostroski	7,200	85,210	—	6,442	—	31,332

(1)	All options become fully vested on a change in control of the Company.
(2)	Includes additional options credited to the named individuals pursuant to the Company’s special dividend paid June 30, 2005.
(3)	The fair market value of CTE Common Stock at the close of trading on December 30, 2005 was $33.77 per share.

CTE Options/SAR Grants in Fiscal Year 2005

No options or stock appreciation rights were granted to the Company’s named executive officers during the fiscal year ending December 31, 2005.

Equity Compensation Plan

The table below contains information pertaining to equity compensation plans approved and not approved by security holders as required by Regulation S-K, Item 201 of the Exchange Act of 1934:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	1,000,501	$36.62	2,080,225
Equity compensation plans not approved by security holders	0		0

Total/weighted average	1,000,501	$36.62	2,080,225

(1)	This column provides the weighted average exercise price for equity compensation awards that have an exercise price.

Pension Benefits

The following table shows the estimated annual benefits payable under the Company’s pension plan upon retirement for the named executive officers based upon the compensation and years of service classifications indicated:

	Years of Service
Average Compensation	5	10	15	20	25
$100,000	$5,625	$11,250	$16,875	$22,500	$28,125
$125,000	$7,313	$14,625	$21,938	$29,250	$36,563
$150,000	$9,000	$18,000	$27,000	$36,000	$45,000
$175,000	$10,688	$21,375	$32,063	$42,750	$53,438
$200,000	$12,375	$24,750	$37,125	$49,500	$61,875
$210,000	$13,050	$26,100	$39,150	$52,200	$65,250

Pensions are computed on a single straight life annuity basis and are not reduced for social security or other offset amounts. Participants receive a pension based upon average compensation multiplied by the number of years of service. Average compensation is computed on the basis of the average of the employee’s highest five (5) consecutive annual base salaries in the ten (10) years immediately preceding retirement. Said compensation is capped ($210,000 for the 2005 plan year) based on Internal Revenue Service limitations. The compensation covered by this plan is generally based upon the compensation disclosed as salary in the “Summary Compensation Table.”

Performance Graph

The following performance graph compares the performance of CTE Common Stock to the NASDAQ Stock Market (U.S.) Index and the NASDAQ Telecommunications Index. The graph assumes that the value of the investment in CTE Common Stock and each index was $100 at December 31, 2000. It also assumes the reinvestment of dividends, if applicable.

Comparison of Five-Year Cumulative Total Return

Among Commonwealth Telephone Enterprises, Inc.,

The Nasdaq Stock Market (U.S.) Index and The Nasdaq Telecommunications Index

TRANSACTIONS WITH RELATED PARTIES

The Company paid approximately $8,700 in 2005 to the law firm of Rosenn, Jenkins & Greenwald, L.L.P (“Rosenn”) for legal services. Also, the Company received approximately $68,000 during 2005 in telephone service, long-distance and Internet revenues from Rosenn. Mr. Roth, a Director of the Company, is Counsel to the law firm.

The Company, primarily through its subsidiary CTSI, recorded approximately $46,000 of telecommunications services revenue from Martz Trailways (a subsidiary of Frank Martz Coach Company) in 2005. Mr. Henry, a Director of the Company, is Chairman of Frank Martz Coach Company.

In 2005, the Company, primarily through its subsidiary CTSI, recorded approximately $1,781,000 in telecommunications services revenues from the Geisinger Health System and its subsidiaries. Mr. Henry, a Director of the Company, is Chairman of the Board of Directors of the Geisinger Health System. Mr. Roth, a Director of the Company, is a Director of Geisinger Wyoming Valley Medical Center.

The Company recorded approximately $260,000 in telecommunications service revenues from Wachovia Corporation or its subsidiaries during 2005. Mr. Roth, a Director of the Company, is a Director of the Pennsylvania Regional Board of Directors of Wachovia Corporation.

CTE, primarily through its subsidiary CTSI, paid Level 3 approximately $1,254,000 in 2005 for network services related to data circuits and long distance re-sale. CTE, primarily through its subsidiary CTSI, recorded approximately $410,000 in sales from Level 3 related to circuit revenue. Mr. Crowe, a Director of the Company, is a Director and Chief Executive Officer of Level 3, while Messrs. Scott and Jaros, also Directors of the Company, are Directors of Level 3.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three (3) classes and consists of nine (9) members. One class is elected each year for a three-year term. Class I Directors whose terms will expire at the 2006 Annual Meeting include the following nominees, all of whom are presently Directors of the Company: John R. Birk, David C. Mitchell and Walter Scott. These three (3) nominees, if elected at the 2006 Annual Meeting, will serve for a term of three (3) years expiring at the Annual Meeting of Shareholders to be held in 2009.

It is not anticipated that any of the above nominees will become unavailable for any reason, but, if any of the nominees should become unavailable before the Annual Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in place of such unavailable person, or to vote for such lesser number of Directors as may be prescribed by the Board of Directors. Election of Directors requires the affirmative vote of a plurality of the votes cast by holders of CTE Common Stock for each Nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THESE THREE (3) NOMINEES AS CLASS I DIRECTORS TO SERVE FOR A TERM OF THREE (3) YEARS.

DIRECTOR INFORMATION

Information concerning the nominees for re-election as Class I Directors and the other Directors of the Company is set forth below:

Name of Director	Age	Nominees for Re-Election in Class I	Director Since	Term Expires In
John R. Birk	54	Management Consultant and Operating Executive with Evercore Capital Partners since 1996; Member of the Board of Directors of Specialty Products & Insulation Co. since 1998 (elected Chairman in 2004); President of Ideon Group, Inc. 1995; President, CEO and Director of Wright Express from 1992 to 1995 (Elected Chairman of Wright Express in 1995); President and Director of Advo, Inc. from 1988 to 1992; Group President-US Sprint from 1987 to 1988; President of US Sprint—Northeast Division from 1986 to 1987; President of US Telecom from 1985 to 1986.	2005	2006

David C. Mitchell	64	Former President — Telephone Group as well as Chief Financial Officer, Director and various other positions at Rochester Telephone Corporation from 1963 to 1992; Director of Lynch Corporation from 1997 to 1999; Director of HSBC Bank, Inc., Rochester Advisory Board from 1989 to 2001; Director of USN Communications from 1997 to 2000; Director of Cable Michigan, Inc. from 1997 to 1998; Director of Lynch InterActive Corporation from 1999 to May 2004.	1993	2006

Walter Scott, Jr.	74	Chairman of the Board of Directors of the Company since September 2003; Chairman of Level 3 Communications since 1979; Chairman Emeritus of Peter Kiewit Sons’, Inc. (“PKS”) since 1998; Director of Level 3 Communications, PKS, Berkshire Hathaway, Inc., Burlington Resources, Inc., MidAmerican Energy Holdings, Inc. and Valmont Industries, Inc.	1993	2006

Name of Director	Age	Other Directors of the Company in Class II	Director Since	Term Expires In
Frank M. Henry	73	Chairman of Frank Martz Coach Company (“Martz”) since 1995 and President of Martz from 1964 to 1995; President of Goldline, Inc. since 1975; Chairman of the Board of Directors of Geisinger Health System; and Director of Cable Michigan, Inc. from September 1997 to November 1998.	1980	2007

Michael J. Mahoney	55	President and CEO as well as Director of CTE since July 2000; Telecommunications consultant from October 1999 to July 2000; Director of CTE (formerly C-TEC Corporation) from June 1995 to October 1999; President and Chief Operating Officer of C-TEC Corporation from February 1994 to September 1997; and Director, President and Chief Operating Officer of RCN Corporation from September 1997 to October 1999.	2000	2007

John J. Whyte	65	Managing Director of WorldWide PCE LLC since 2003; President of Whyte Worldwide PCE (Professional Corporate Executives) from 1986 to 2003. As a member of Whyte Worldwide PCE, in addition to various consulting assignments, Mr. Whyte served as: Executive Vice President, Chief Operating Officer and Chief Information Technology Officer of Safety 1st, Inc.; Executive Vice President, President, and Chief Operating Officer of Risk Management, Inc.; and Executive Vice President and Chief Operating Officer of Infinium Software, Inc.; Partner of Stavisky, Shapiro & Whyte CPA’s from 1970 through 1986.	1997	2007
Name of Director	Age	Other Directors of the Company in Class III	Director Since	Term Expires In
James Q. Crowe	56	Chief Executive Officer of Level 3 Communications since August 1997; President of Level 3 Communications from August 1997 to February 2000; Chairman of the Board of Directors of WorldCom, Inc. from January 1997 until July 1997 following the company’s merger with MFS Communications Company, Inc. (“MFS”); Former President, Chief Executive Officer and Chairman of the Board of MFS. Director of Level 3 Communications.	1993	2008

Richard R. Jaros	54	Private Investor since 1998; President of Level 3 Communications from 1996 to 1997; Executive Vice President of Peter Kiewit Sons’, Inc. (“PKS”) from 1993 to 1997; Chief Financial Officer of PKS from 1995 to 1997; Chairman of CalEnergy Company, Inc. (now known as MidAmerican Energy Holdings, Inc.) from 1993 to 1994. Director of Level 3 Communications and Mid American Energy Holdings, Inc.	1993	2008

Eugene Roth	70	Counsel to Rosenn, Jenkins & Greenwald, L.L.P.; Director of Wachovia Bank, National Association—Northeastern Pennsylvania Region and Geisinger Wyoming Valley Medical Center.	1989	2008

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

If the shareholders do not ratify this appointment, other independent accountants will be considered by the Audit Committee and the Board of Directors. Notwithstanding the shareholders’ ratification of the selection of the independent accountants, the Board reserves the right to select other independent accountants at its discretion.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, requires the affirmative vote of a majority of the votes cast by holders of CTE Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE COMPANY’S AMENDED EQUITY INCENTIVE PLAN

The Board of Directors (the “Board”) believes that granting restricted stock, stock options and other equity-based incentive compensation to its key employees promotes the interests of the Company and its shareholders by increasing the proprietary interest of key employees in the growth and performance of the Company. In order to continue this practice, the Board, on February 21, 2006 approved, subject to shareholder approval at the Annual Meeting, an extension of the expiration date of the CTE Equity Incentive Plan (the “Plan”) from October 6, 2006 to May 18, 2016. The Board also approved the following amendments: (i) providing that the exercise price of nonqualified stock options (in addition to incentive stock options) shall not be less than the fair market value of the shares subject to the option on the date of grant; (ii) deleting a provision regarding the voluntary surrender of nonqualified stock options; (iii) restricting “repricing” of awards without shareholder approval; (iv) eliminating the possibility of decreases to the initial price of outperformance options; (v) deleting a provision for the automatic exercise of stock appreciation rights; (vi) providing that shares of CTE Common Stock may be granted from the Plan to satisfy distributions pursuant to the Company’s Deferred Compensation Plan; and (vii) additional changes of a technical nature (collectively, the “Plan Amendment”). The Plan Amendment does not authorize the issuance of any additional shares of CTE Common Stock under the Plan.

The following is a summary of the principal provisions of the Plan, as amended and restated by the Plan Amendment, but is not intended to be a complete description of the Plan. The full text of the Plan, as amended and restated, is attached to this Proxy Statement as Appendix A.

Summary of the Plan, as Amended and Restated by the Plan Amendment (subject to shareholder approval)

Purpose and Eligibility

The primary purpose of the Plan is to attract, retain and incentivize skilled individuals whose services are essential to the success of the Company by providing a means through which these individuals may share in the growth and prosperity of the Company and its subsidiaries through stock ownership, thus more closely aligning the interests of these individuals with those of shareholders. The Plan contemplates the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“Code”) (“Incentive Stock Options”), as well as stock options that are not designated as Incentive Stock Options (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are hereinafter collectively referred to as “Options”); outperformance stock options (“Outperformance Options”); stock appreciation rights (“SARs”); performance share units (“Performance Share Units”); restricted stock (“Restricted Stock”); phantom stock units (“Phantom Stock Units”); and other stock-based awards (collectively, “Awards”).

All employees and outside consultants to the Company and any of its subsidiaries and all Directors of the Company who are not also employees of the Company (“Non-Employee Directors”) (collectively, “Eligible Persons”) are eligible to receive Awards under the Plan. Eligible Persons who receive Awards pursuant to the Plan are hereinafter referred to as Participants for purposes of the discussion of this Proposal 3.

Administration

The Plan may be administered by the full Board, the Compensation/Pension Committee of the Board (the “Committee”) or such other committee as the Board may appoint to administer the Plan. Each member of the Committee must, at all times, be both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. In addition, it is expected that Committee directors will at all times be “independent” under NASDAQ standards. The Committee, in its sole discretion, has the authority, among other things, to determine which Eligible Persons will receive

Awards, the terms of Awards, including any purchase or exercise price for Awards, the time or times at which Awards will be granted, become exercisable and be forfeited, and the number of shares covered by an Award. The Committee has exclusive authority to interpret the Plan and to make all other determinations deemed advisable for the administration of the Plan.

Stock Options

The Committee may, from time to time, grant Incentive Stock Options and Nonqualified Options to any Eligible Persons; provided, however, that no Incentive Stock Option may be granted to any person who is not an employee of the Company or a subsidiary. The terms of options granted under the Plan will be set out in Option agreements between the Company and Participants which will contain such provisions as the Committee deems appropriate, including whether an Option is an Incentive Stock Option.

In no event will the exercise price of an Option be less than 100% of the fair market value of the shares subject to the Option on the date of grant. To the extent that the aggregate fair market value, determined as of the time the Incentive Stock Option is granted, of the Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such portion of the Options in excess will be treated as Nonqualified Stock Options. No Incentive Stock Option will be granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary unless the exercise price of the Incentive Stock Option is at least 110% of the fair market value, at the time of grant, of the CTE Common Stock subject to the Option, and the Option by its terms is not exercisable more than five (5) years from the date of grant.

Upon exercise of an Option, the exercise price must be paid in full or provision for such payment must be made. Payment upon the exercise of an Option may be made in cash or, at the discretion of the Committee: (i) in shares of CTE Common Stock having a value equal to the exercise price or other property having a fair market value on the date of exercise equal to the exercise price; or (ii) through a brokered exercise.

The Committee will not amend or replace previously granted Awards in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

Outperformance Options

The Plan provides that the Committee is authorized to grant Outperformance Options to any Eligible Person. An Outperformance Option generally provides value only to the degree that the CTE Common Stock outperforms the S&P. Each Outperformance Option will have an initial exercise price per share (the “Initial Exercise Price”) equal to the fair market value of one share of CTE Common Stock (calculated pursuant to the terms of the Plan) on the trading day immediately preceding the date of grant. The number of shares of CTE Common Stock subject to each Outperformance Option, as well as other terms and conditions affecting the Outperformance Options, will be determined by the Committee at the time of the grant. Immediately prior to the time of any exercise, the Initial Exercise Price will adjust (the “Adjusted Exercise Price”) automatically by a percentage equal to the annualized percentage increase in the S&P over the period beginning on the date of grant and ending on the trading day immediately preceding the date of exercise (the “Annualized Percentage S&P Performance”). If the Annualized Percentage S&P Performance is negative, the Initial Exercise Price will not be adjusted.

The term of an Outperformance Option will be ten (10) years or less, as determined by the Committee. Outperformance Options will be granted with vesting conditions set by the Committee at the time of grant; provided, however, that such Options will have no value unless: (i) the fair market value of the CTE Common Stock has remained the same or increased from the time of grant until the time of exercise; and (ii) the annualized percentage increase in the CTE Common Stock is greater than the annualized percentage increase in the S&P as of the date immediately preceding the date of exercise (each calculated pursuant to the terms of the Plan).

Depending on the extent to which the CTE Common Stock outperforms the S&P, the actual spread value of the Outperformance Option will be increased to an adjusted value (the “Adjusted Value”) by multiplying by a pre-established factor which varies according to the extent to which the CTE Common Stock has outperformed the S&P (the “Factor”). The Factor will in no event be greater than eight (8). At the time an Outperformance Option is granted, the Committee will determine the percentage by which the CTE Common Stock must outperform the S&P to apply the Factor and the amount of the Factor as it relates to the degree of outperformance of the CTE Common Stock over the S&P. As an alternative to or in addition to any vesting conditions imposed on an Outperformance Option, the Committee may provide for automatic reductions to the Factor for one or more years immediately after grant to compensate for unusual stock movements in the years shortly after grant. Subject to the constraints noted herein, all terms and conditions of Outperformance Options will be set by the Committee in its sole discretion at the time of grant.

Upon the exercise of all or any portion of an Outperformance Option, the Committee shall either: (i) cause the Company to deliver to such Participant a number of shares of CTE Common Stock having an aggregate value equal to the Adjusted Value with respect to the shares of CTE Common Stock for which the Option was exercised; (ii) cause the Company to deliver to the Participant, upon receipt of cash with respect to the number of shares being exercised equal to the Adjusted Exercise price multiplied by the Factor, a number of shares of CTE Common Stock equal to the product of the number of shares being exercised and the Factor; or (iii) provide any other economically equivalent benefit to the Participant.

Stock Appreciation Rights

The Committee, from time to time, may grant SARs to any Participant. A SAR gives a Participant the right to receive, in shares of CTE Common Stock, cash or a combination thereof with a value equal to the excess of the fair market value of one share of CTE Common Stock on the date of exercise over the exercise price for the SAR, with respect to every share of CTE Common Stock for which the SAR is granted. A SAR will be evidenced by an agreement between the Company and the Participant containing such terms and conditions, consistent with the Plan, as the Committee deems appropriate.

Upon exercise, a SAR may be satisfied by the Company in cash or shares of CTE Common Stock as determined by the Committee. The Agreement may limit the maximum amount of appreciation taken into account under a SAR.

A SAR may be granted in conjunction with any other Award granted under the Plan. At the discretion of the Committee, a SAR may be exercisable only to the extent that a related Award is exercisable and only upon surrender of a related Award.

Performance Shares

A Performance Share Unit Award is an award that provides for the future issuance of shares of CTE Common Stock to the Participant upon the attainment of certain performance goals, within a specified period of time (the “Award Period”), established by the Committee at the time the Award is granted. At the beginning of the Award Period, the Committee will set forth performance goals based upon financial objectives for the Company for such Award Period and a schedule describing the relationship between the achievement of such performance goals and the Awards granted to Participants. During the Award Period, the Committee may adjust the performance goals as it deems appropriate to compensate for, or reflect, certain situations which are set forth in the Plan.

At the end of an Award Period, or at other times as specified by the Committee or pursuant to a Participant’s termination of employment or service with the Company and its subsidiaries, the Committee will calculate the number of shares of CTE Common Stock earned with respect to the Award by multiplying the number of Performance Share units granted to the Participant by a performance factor representing the degree of attainment of the performance goals. Payment will be made in shares of CTE Common Stock or, at the discretion of the Committee, in cash or any combination of cash and CTE Common Stock, based on the fair market value of the applicable number of shares of CTE Common Stock on the payment date.

Restricted Stock

The Committee, from time-to-time, may grant CTE Common Stock subject to forfeiture upon termination of employment and other restrictions set forth in the Plan (“Restricted Stock”) to any Participant. Each Participant who is awarded Restricted Stock will be required to enter into an agreement with the Company, in a form specified by the Committee, agreeing to the terms and conditions of the grant and such other matters consistent with the Plan as the Committee determines appropriate. Generally, the restrictions on Restricted Stock will lapse over a period of time (the “Restricted Period”) as specified by the Committee and set forth in the Award agreement.

The Participant will have the entire beneficial ownership and all rights and privileges of a shareholder with respect to the Restricted Stock awarded to him or her during the Restricted Period, including the right to vote such Restricted Stock. However, any dividends paid during the Restricted Period may, at the discretion of the Committee, be held by the Company until the end of the Restricted Period.

The Committee may provide any other terms and conditions with regard to the Restricted Stock that it deems appropriate.

Phantom Stock Units

The Plan also provides for the grant of Phantom Stock Units subject to forfeiture, upon termination of employment prior to the end of a period of time (the “Phantom Period”) designated by the Committee and set forth in the applicable Award Agreement, and such others terms and conditions as set forth in such Award Agreement. Recipients of Phantom Stock Units will either receive dividend equivalents (to the degree that dividends are paid on corresponding shares of CTE Common Stock) or have such dividend equivalents credited to an account in the name of the Participant subject to the same forfeiture provisions applicable to the Phantom Stock Units.

Upon the expiration of the Phantom Period, the Company will deliver to the Participant one (1) share of CTE Common Stock for each Phantom Stock Unit or, at the discretion of the Committee, cash or part cash and part CTE Common Stock of equivalent value to the shares of CTE Common Stock otherwise to be delivered. In addition, any dividend equivalents credited to a Participant’s account with respect to the Phantom Stock Units paid out shall be paid out in cash.

The Committee may provide any other terms and conditions with regard to Phantom Stock Units that it deems appropriate.

Other Awards

The Committee may grant any other cash, stock or stock-related awards to a Participant that the Committee deems appropriate, including but not limited to, the discounted purchase of CTE Common Stock, performance related options and stock bonuses.

Non-Employee Director Awards

The Committee may establish a formula under which Non-Employee Directors will receive automatic Awards under the Plan in lieu of or in addition to their normal director compensation. The type of Awards, amount and timing under the formula will be determined by the Committee in its sole discretion.

Shares Subject to Plan

As of December 31, 2005, there were 1,857,290 remaining shares of CTE Common Stock authorized and available for issuance pursuant to Awards granted under the Plan. The Plan Amendment does not increase the number of authorized shares under the Plan. The Plan also contains the limitation that no individual may be granted Awards representing more than 1,000,000 shares of CTE Common Stock in any one (1) year. Shares of CTE Common Stock may also be granted from the Plan to satisfy the distribution amounts required pursuant to Company’s Deferred Compensation Plan.

Withholding

With respect to any payments made to Participants under the Plan, the Company or a subsidiary, as appropriate, will have the right to deduct from all Awards, cash and/or shares of CTE Common Stock in an amount equal to any taxes required by law to be withheld because of such payments. In the case of Awards paid in shares of CTE Common Stock, the Committee may require the recipient to pay the Company prior to the delivery of such CTE Common Stock, the amount of any such taxes that the Company is required to withhold. The Committee, in its sole discretion, may permit a Participant to satisfy tax withholding obligations by delivering to the Company already owned shares to satisfy the withholding amount.

Termination of Employment or Service

Upon a Participant’s termination of employment or service with the Company or a subsidiary: (i) by the Company or a subsidiary, as the case may be, without Cause (as defined below); or (ii) because of such Participant’s retirement, unless otherwise determined by the Committee; all Options, SARs and Outperformance Options held by such Participant shall expire upon the earlier of their normal expiration, or three (3) months after such termination, and shall remain exercisable for such period only to the extent that such Awards were exercisable at the time of termination. Restricted Stock and Phantom Stock Units will be forfeited with respect to the portion of such Awards for which restrictions have not lapsed at the time of termination of employment or service. The Committee may award a pro rata portion of any Performance Share Award representing the degree of attainment of the performance goals related thereto over the period until such termination.

Upon a Participant’s termination of employment or service with the Company or a subsidiary on account of death or Disability (as defined in the Plan), all Options, SARs and Outperformance Options held by such Participant shall expire on the earlier of their normal expiration, or one (1) year after such termination, and shall remain exercisable for such period only to the extent that such Awards were exercisable at the time of termination. Restricted Stock and Phantom Stock Units will be forfeited with respect to the portion of such Awards for which restrictions have not lapsed at the time of such termination of employment or service. The Committee may award a pro rata portion of any Performance Share Award representing the degree of attainment of the performance goals related thereto over the period until such termination.

Upon a Participant’s voluntary termination of employment or service by the Company or a subsidiary or a termination by the Company or a subsidiary, as the case may be, for Cause, all outstanding Awards will, unless the Committee determines otherwise, immediately expire.

The Committee, in its sole discretion, may at any time prior to or in connection with any termination of employment or service with the Company or its subsidiaries, provide for a longer post-termination exercise period (not to exceed three (3) years), or modify such forfeiture provisions, except to the extent that the ability to so modify an Award may cause an Award intended to qualify as “performance based” under Section 162(m) of the Code not to qualify.

As defined in the Plan, “Cause” means the Company or a subsidiary (as the case may be), having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement (including a grant agreement) between the Participant and the Company or a subsidiary (as the case may be) or, in the absence of such an employment, consulting or other agreement, upon: (i) the determination by the Company or a subsidiary (as the case may be) that the Participant has ceased to perform his or her duties to the Company or a subsidiary (as the case may be) (other than as a result of his or her incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his or her duties; (ii) the Committee’s determination that the Participant has engaged in conduct materially injurious to the Company; or (iii) the Participant having plead no contest to a charge of a felony or having been convicted of a felony.

Adjustment for Recapitalization, Merger, Etc.

Awards granted under the Plan and any agreements evidencing such Awards will be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number of shares, the Factor (with respect to Outperformance Stock Options), the price or kind of a share of CTE Common Stock or other consideration subject to such Awards: (i) in the event of changes in the outstanding CTE Common Stock, or in the capital structure of the Company, by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, extraordinary dividends, spinoffs, split-ups, or other relevant changes in capitalization occurring after the Date of Grant of any such Award; or (ii) in the event of any change in applicable laws or any change in circumstances which results in, or would result in, any substantial diminishment, dilution or enlargement of the rights granted to, or available for, Participants in the Plan; or (iii) in the event of any other event which otherwise warrants equitable adjustment of Awards of the Plan because such event interferes with the intended operation of the Plan. In addition, in the event of any such corporate or other event, the aggregate number of shares of CTE Common Stock available under the Plan and the maximum number of shares of CTE Common Stock with respect to which any one person may be granted in connection with Awards during any year will be appropriately adjusted by the Committee, whose determination shall be conclusive.

In addition to the adjustments mentioned above, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, the value of such Awards based upon the price per share of CTE Common Stock received or to be received by other shareholders of the Company in the event of any of the following: (i) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity; (ii) all or substantially all of the assets of the Company are acquired by another person; (iii) the reorganization or liquidation of the Company; (iv) the Company engaged in a restructuring either by means of extraordinary dividends or otherwise; or (v) the Company shall enter into a written agreement to undergo an event described in clauses (i), (ii), (iii) or (iv) above.

Transferability of Awards

A Participant’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities upon such terms or conditions as it may establish.

Termination or Amendment

The expiration date of the Plan after which no Awards may be granted is May 18, 2016. The Board may at any time terminate the Plan. With the express written consent of an individual participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part.

Change in Control

The Plan provides that upon the occurrence of a Change in Control (as defined below): (i) all outstanding Options, Outperformance Options and freestanding SARs will become immediately exercisable in full; (ii) all restrictions with respect to outstanding shares of Restricted Stock will lapse; (iii) all outstanding Phantom Stock Units will be immediately converted into shares of CTE Common Stock, or cash equivalents at the discretion of the Committee, and paid out to Participants; and (iv) the Committee will make a determination on the degree of achievement of performance goals with respect to outstanding Performance Share Units and will make such payments with respect thereto as it deems appropriate.

A “Change in Control” shall mean any “change in control event” as defined in accordance with Section 409A of the Code and related Treasury guidance and regulations.

Federal Income Tax Consequences

The following is a brief discussion of the federal income tax consequences of transactions under the Plan based on the Code as in effect as of the date hereof. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

Incentive Stock Options.    No taxable income is realized by the optionee upon the grant or exercise of an Incentive Stock Option. If CTE Common Stock is issued to an optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two (2) years after the date of grant or within one (1) year after the transfer of such shares to such optionee; then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the optionee’s employer for federal income tax purposes.

If the CTE Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares; and (ii) the optionee’s employer will generally be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three (3) months following the termination of employment, the exercise of the Option will generally be taxed as the exercise of a Nonqualified Stock Option.

For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an Incentive Stock Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a Nonqualified Stock Option. Each optionee is potentially subject to the alternative minimum tax. Generally, a taxpayer will be required to pay the higher of his or her alternative minimum tax liability or his or her “regular” income tax liability. As a result, a taxpayer has to determine his or her potential liability under the alternative minimum tax.

Nonqualified Stock Options.    With respect to Nonqualified Stock Options (including Outperformance Options): (i) no income is realized by the optionee at the time the Option is granted; (ii) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price paid for the shares (if any) and the fair market value of the shares received (or cash in the case of an Outperformance

Option), is unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) at sale, appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Outperformance Stock Options.    Generally, the federal income tax consequences of Outperformance Options will be identical to that of Nonqualified Stock Options.

Section 162(m).    All awards under the Plan can be structured so as to qualify as performance based compensation. The Committee may, in its sole discretion, determine to grant Awards that may not qualify as performance based compensation.

This disclosure is limited to the federal tax issues addressed herein. It is not intended or written to be used, and cannot be used by any option holder or any other person, for the purpose of avoiding penalties that may be asserted against the option holder under the Internal Revenue Code.

Other Matters

As of December 31, 2005, 2,434,187 shares of CTE Common Stock have been issued upon exercise of options granted under the Plan; 861,807 shares of CTE Common Stock are subject to unexercised awards outstanding under the Plan; and 1,857,290 shares of CTE Common Stock are still available for grant under the Plan, which represents 6.5% of the fully diluted shares outstanding. No additional shares of CTE Stock are being authorized for issuance under the Plan by the Plan Amendment.

Vote Required

The affirmative vote of a majority of the total votes cast on this Proposal 3 by holders of CTE common Stock is required for its approval. If approved by the shareholders, the Plan Amendment will become effective on May 18, 2006. If this proposal is not approved by the shareholders, the Company will not adopt the Plan Amendment, and the Plan will expire on October 6, 2006.

NEW PLAN BENEFITS

Future benefits under the amended and restated Plan are not currently determinable; however, the benefits to any director, officer or employee from future equity awards will not increase solely because of approval of the amendments to the Plan. Whether future awards are made depends on Committee actions and all equity awards are subject to vesting conditions, so the monetary benefits to be gained from any equity award will ultimately depend on the future price of the CTE Common Stock, among other factors.

SEC rules require that we provide the disclosure contained in the following table. Under these rules, we are required to show the awards that will be received by or allocated to each of following persons or groups of persons, if such benefits or amounts are determinable. Where such benefits or amounts are not yet determinable, we have shown the awards that would have been made had the amended and restated Plan been in effect in 2005. As many of the provisions of the amended and restated Plan are the same as they were prior to its amendment, the table shows the estimated dollar value of awards actually granted to such persons (or groups of persons) indicated during 2005.

CTE Equity Incentive Plan, as Amended and Restated (subject to shareholder approval) New Plan Benefits

Persons or Groups of Persons	Dollar Value ($)	Number of Units
		Stock Awards	Options
Michael J. Mahoney (1) President and Chief Executive Officer	-0-	-0-	-0-
Eileen O’Neill Odum (1) Executive Vice President and Chief Operating Officer	238,875	7,500	-0-
Donald P. Cawley (1) Executive Vice President and Chief Accounting Officer	159,250	5,000	-0-
James F. Samaha (1) Senior Vice President and General Manager of Commonwealth Telephone Company and epix® Internet Services	79,625	2,500	-0-
Raymond B. Ostroski (1) Senior Vice President, General Counsel and Corporate Secretary	95,550	3,000	-0-
Executive Group (2)	1,226,225	38,500	-0-
Non-Executive Director Group (3)	461,700	9,000	-0-
Non-Executive Officer Employee Group (4)	1,116,568	23,995	-0-

(1)	Awards reflect RSUs actually granted during 2006 in respect of 2005 based on $31.85 per share valuation as of date of grant. Does not include any adjustment for dividends issued since date of grant.
(2)	Includes the five (5) executives named above as well as all other executives of the Company. Awards for this group reflect awards actually granted during 2006 in respect of 2005.
(3)	Awards for this group reflect the awards granted during 2005 in respect of 2004, as any 2006 grants have not yet been determined for this group.
(4)	Awards for this group reflect the awards granted during 2005 in respect of 2004, as any 2006 grants have not yet been determined for this group.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE COMPANY’S 2006 BONUS PLAN

Effective February 21, 2006, the Board of Directors (the “Board”) adopted, subject to shareholder approval at the Annual Meeting, the Company’s 2006 Bonus Plan (as used in connection with Proposal 4, the “2006 Plan”). If approved by shareholders, the 2006 Plan would effectively replace the Company’s Bonus Plan that it adopted, with shareholder approval, in 2002 (the “2002 Plan”). The 2006 Plan is substantially similar to the 2002 Plan, except that it: (i) changes the name of the 2002 Plan; (ii) extends the expiration date; and (iii) requires any deferrals under the plan to satisfy Section 409A of the Internal Revenue Code (which was adopted subsequent to the 2002 Plan).

Effectiveness of the 2006 Plan is contingent upon approval of the 2006 Plan by the shareholders of the Company in a manner which complies with (i) Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the requirements of the National Association of Securities Dealers Automated Quotation System and (iii) Section 162(m) of the Code.

The 2006 Plan will be administered by the Compensation/Pension Committee (the “Committee”) and is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Code. Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four (4) most highly compensated executive officers other than the chief executive officer (the “Covered Employees”). Certain compensation, including compensation based on performance goals, is excluded from this deduction limit. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid, including the performance goals, be disclosed to and approved by the shareholders in a separate vote prior to the payment. Accordingly, the 2006 Plan is being submitted to the shareholders for approval at the 2006 Annual Meeting.

The following description of the 2006 Plan is qualified in its entirety by the terms of the 2006 Plan, the full text of which is attached to this Proxy Statement as Appendix B.

General

The chief executive officer, chief operating officer and chief financial officer of the Company, the chief executive officers of the Company’s operating and staff groups, and other management employees of the Company or its subsidiaries as selected by the Committee will be eligible to participate in the 2006 Plan. Except as otherwise provided in the 2006 Plan, the 2006 Plan provides for the payment of annual incentive bonus awards to participants if, and only to the extent that, performance goals established by the Committee are met. Although the 2006 Plan is designed to mitigate the negative impact of Section 162(m) of the Code on shareholders, nothing contained in the 2006 Plan shall prevent the Company or any affiliate from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

The goals established by the Committee can be expressed in terms of one (1) or more preset financial, customer satisfaction, employee development, or other appropriate performance targets as they relate to an individual, the Company as a whole or to the business unit for which a particular executive officer is responsible. Financial targets will be based on factors that measure enhanced shareholder value such as annual revenues, EBITDA, EBIT, monthly recurring revenues, new sales, or other financial factors as the Committee may deem appropriate. Customer satisfaction will be based on quantifiable quality measurements relative to the Company’s competitors as well as customer surveys measuring overall levels of customer satisfaction. Employee development will be derived from surveys that measure management performance such as leadership and communications; teamwork; fostering a dynamic and stimulating work environment; encouraging employee creativity and initiative; attracting, training and developing employees; and responding to problems including identification of poor performers. The goals can include standards for minimum attainment, target attainment and maximum attainment. The goals established by the Committee can be (but need not be) different each year and different goals may be applicable to different participants. The goals with respect to a particular plan year will be established not later than the latest date permissible under Section 162(m). Any such goals shall: (i) be determined in accordance with the Company’s audited financial statements and generally accepted accounting principles and reported upon by the Company’s independent accountants; or (ii) be based upon a standard under which a third party with knowledge of the relevant facts could determine whether the goal is met.

A participant’s target incentive bonus for each plan year will generally be expressed either as a dollar amount or as a percentage of such participant’s base salary for such year. The actual amount of bonus payable under the 2006 Plan will generally be expressed either as a dollar amount or as a percentage of such participant’s base salary for such year. The actual amount of bonus payable under the 2006 Plan will generally be determined as a percentage of the participant’s target bonus, which percentage will vary depending upon the extent to which the performance goals have been attained. However, the bonus earned by any participant in respect of any plan year (prior to giving effect to any deferral election discussed below) shall not exceed the lesser of: (i) 300% of the participant’s annual base salary as in effect on the first day of such plan year; and (ii) $1,500,000. Except as otherwise set forth in the 2006 Plan, before any awards under the 2006 Plan for a particular year can be paid to Covered Employees, the Committee must certify the extent to which performance goals and any other material terms were satisfied. The Committee may, in its discretion, reduce or eliminate the amount payable to any participant (including a Covered Employee), based upon such factors as the Committee deems relevant, but it will not increase the amount payable to any Covered Employee.

Participants will be paid their annual incentive bonus in cash or an appropriate form of equity compensation as designated by the Committee. The Company may give each participant the right, in accordance with rules and regulations to be established by the Committee, to elect to defer the receipt of any or all of such participant’s bonus under the 2006 Plan in respect of any plan year provided that such deferral satisfies the requirements of Section 409A of the Code.

No award may be granted under the 2006 Plan with respect to any fiscal year after plan year 2011. Awards made with respect to plan year 2011 or prior years, however, may extend beyond 2011 and the provisions of the 2006 Plan will continue to apply thereto.

The Board can, from time to time, amend, suspend or discontinue the 2006 Plan; provided, however, that no amendment which requires shareholder approval in order for the 2006 Plan to continue to comply with Code Section 162(m) will be effective unless it receives the requisite shareholder approval. In addition, the Committee can make such amendments as it deems necessary to comply with other applicable laws, rules and regulations.

If approved by shareholders, the 2006 Plan shall first be effective with respect to the 2006 plan year.

Vote Required

The affirmative vote of a majority of the total votes cast on this Proposal 4 by holders of CTE Common Stock is required for its approval.

NEW PLAN BENEFITS

Because payments under the 2006 Plan are determined by comparing actual performance to the annual performance goals established by the Committee, it is not possible to conclusively state the amount of benefits that will be paid under the 2006 Plan. The following table sets forth the target awards that would be payable to executive officers and to all non-executive officer employees as a group, if the performance goals established by the Committee for 2006 are exactly 100% achieved. There can be no assurance that the pre-established performance goals actually will be achieved in whole or in part, and therefore there can be no assurance that the target awards shown below actually will be paid in the amounts shown. Amounts paid, if any, may be lesser than the amounts shown below depending upon the Company’s financial performance compared to the stated goals.

The targets below were established with respect to the 2006 plan year. If the 2006 Plan is not approved by shareholders, the 2006 Plan will not be adopted by the Company, however in such case awards with respect to the 2006 plan year may be granted under the 2002 Plan, as the 2002 Plan remains effective through 2006.

CTE 2006 Bonus Plan

(subject to shareholder approval)

New Plan Benefits

Name and Principal Position	Dollar Value of 2006 Target Awards
Michael J. Mahoney President and Chief Executive Officer	$450,000
Eileen O’Neill Odum Executive Vice President and Chief Operating Officer	$270,000
Donald P. Cawley Executive Vice President and Chief Accounting Officer	$150,000
James F. Samaha Senior Vice President and General Manager of Commonwealth Telephone Company and epix® Internet Services	$95,000
Raymond B. Ostroski Senior Vice President, General Counsel and Corporate Secretary	$97,500
Executive Group (1)	$1,887,200
Non-Executive Director Group	-0-
Non-Executive Officer Employee Group	-0-

(1)	Includes the five (5) executives named above as well as all other executives of the Company participating in the 2006 Bonus Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

APPROVAL OF THE COMPANY’S DEFERRED COMPENSATION PLAN

On February 21, 2006, the Board of Directors (the “Board”) adopted, subject to shareholder approval at the Annual Meeting, the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan”). The Board has recommended that the Deferred Compensation Plan be submitted to shareholders for their approval.

The Deferred Compensation Plan provides certain executives with the opportunity to defer receipt of a portion of their compensation in exchange for the right to receive shares of CTE Common Stock at a future date. Further, the Company will credit matching contributions equal to 100% of an executive’s deferrals (the “Company Contribution Amount”).

The Board established the Deferred Compensation Plan to provide specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company and its subsidiaries, if any, that sponsor the Deferred Compensation Plan. The Board also established the Deferred Compensation Plan to support compliance with the Company’s stock ownership guidelines. The Board believes that the adoption of the Deferred Compensation Plan is in the best interests of the Company and the shareholders because it will help participants meet and maintain their stock ownership requirement and thereby further align the participants’ interests with those of our shareholders by providing participants with a long-term vehicle to develop a significant ownership interest in CTE Common Stock.

No shares of CTE Common Stock have been reserved for issuance under the Deferred Compensation Plan because the Company will use the CTE Common Stock currently authorized under the Company’s Equity Incentive Plan for purposes of issuances in the future pursuant to the Deferred Compensation Plan.

The Deferred Compensation Plan (if approved by the shareholders) will function in a similar fashion to the Company’s Executive Stock Purchase Plan (“ESPP”). The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and related Treasury guidance and regulations (“Section 409A”). The ESPP will not be restructured to comply with Section 409A, but will remain in place to take advantage of favorable grandfathering provisions with respect to amounts contributed prior to January 1, 2005.

The material features of the Deferred Compensation Plan are summarized below. The full text of the Deferred Compensation Plan is attached to this Proxy Statement as Appendix C.

General

The Deferred Compensation Plan provides participants with the opportunity to defer receipt of a portion of their compensation in exchange for the right to receive shares of CTE Common Stock at a future date. The Deferred Compensation Plan is a non-qualified deferred compensation plan that is not subject to the qualification requirements of Section 401(a) of the Tax Code. The Deferred Compensation Plan is intended to cover a select group of our management and highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

Administration

The Deferred Compensation Plan is administered by our Compensation/Pension Committee (the “Committee”). The Committee will have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Deferred Compensation Plan, and (ii) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of the Deferred

Compensation Plan, as may arise in connection with the Deferred Compensation Plan. Within 120 days following any “change in control event” as defined in accordance with Section 409A (“Change in Control”), the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties. Upon and after the effective date of such appointment, (i) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (ii) the Administrator may only be terminated with the written consent of the majority of participants with an account balance in the Deferred Compensation Plan as of the date of such proposed termination.

Eligibility

Participation in the Deferred Compensation Plan is limited to, as determined by the Committee in its sole discretion, a select group of management or highly compensated employees of the Company or its subsidiaries, if any, that sponsor the Deferred Compensation Plan. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in the Deferred Compensation Plan. Each selected employee who is eligible to participate in the Deferred Compensation Plan will commence participation in the Deferred Compensation Plan on the date that the Committee determines, in its sole discretion, that the employee has met all enrollment requirements set forth in the Deferred Compensation Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.

Deferred Compensation Plan Benefits and Certain Terms and Conditions

Participation in the Deferred Compensation Plan is voluntary. Under the Deferred Compensation Plan, a participant may elect to defer receipt of up to 20% of his or her base salary, and of up to 100% of his or her bonus, but may not defer more than 20% of the sum of his or her base salary and bonus for a plan year. A participant’s deferral election for any plan year must generally be made prior to the beginning of the applicable plan year, or within thirty (30) days of becoming eligible to participate. However, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to “performance based compensation” based on services performed over a period of at least twelve (12) months, may be made by timely delivering an election form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance based compensation” shall be compensation, the payment or amount of which is contingent on pre-established organizational or individual performance criteria, which satisfies the requirements of Section 409A.

On each date of payment of salary or bonus, or on such other date as determined by the Committee, a participant’s account (“Deferral Account”) under the Deferred Compensation Plan will be credited with units (“Share Units”) that represent a hypothetical investment in shares of CTE Common Stock, based on the portion of a participant’s base salary and bonus that he or she elects to defer (the “Annual Deferral Amount”). Further, as of each date on which base salary or bonus, to which any election form relates, would otherwise have been paid (the “Deferral Date”), the Company will pay the trustee an amount (the “Company Contribution Amount”), in cash or in shares, equal to the amount of the participant’s deferrals and the Committee will credit to each participant’s account (“Company Contribution Account”), Share Units equal to the number of Share Units credited to the participant’s Deferral Account.

On any date on which the trustee purchases shares of CTE Common Stock to reflect the Deferral Amounts and Company Contribution Amounts made on a deferral date or the dividends paid on a dividend payment date (the “Purchase Date”), but as of the applicable Deferral Date, the Committee shall credit each participant’s Deferral Account and Company Contribution Account with a number of Share Units, rounded to the nearest .0001 of a Share, which shall equal the product of (1) and (2), as follows: (1) an amount, rounded down to the next lowest whole number, obtained by dividing: (i) the amount of all participants’ Annual Deferral Amounts and all Company Contribution Amounts attributable to such Deferral Date that is invested on such Purchase Date; by

(ii) the average per Share cost paid by the Trustee on such Purchase Date with respect to such Deferral Date (or the fair market value, as defined in the Deferred Compensation Plan, if the Trustee purchases (or notionally purchases) the Shares from the Company); (2) a fraction: (i) the numerator of which is the participant’s Annual Deferral Amount and the participant’s Company Contribution Amount attributable to such Deferral Date; and (ii) the denominator of which is all participants’ Annual Deferral Amounts and all Company Matching Contributions attributable to such Deferral Date.

Participants will have no ownership rights with respect to any shares of CTE Common Stock credited to their accounts as Share Units until the Share Units are converted to shares of CTE Common Stock.

Participants will be credited with dividend equivalents. On each dividend payment date, each participant’s Deferral Account will be credited with a number of Share Units equal to the product of (1) and (2), as follows: (1) an amount, rounded down to the nearest .0001 of a Share, obtained by dividing: (i) the amount of the dividend paid on such dividend payment date with respect to a Share multiplied by the number of Share Units credited to all participants’ Deferral Accounts on the record date for such dividend; by (ii) the average per Share cost paid by the trustee on such Purchase Date with respect to such dividend payment date (or the fair market value if the Trustee purchases (or notionally purchases) the Shares from the Company); (2) a fraction: (i) the numerator of which is the number of Share Units credited to the participant’s Deferral Account on the record date for such Dividend; and (ii) the denominator of which is the number of Share Units credited to all participants’ Deferral Accounts on the record date for such Dividend.

If the Company pays a cash dividend with respect to CTE Common Shares in the form of additional CTE Common Shares, then as of the dividend payment date, the Company shall credit each participant’s Deferral Account with a number of Share Units equal to the product of (1) the Share Units credited to the participant’s Deferral Account on the record date for such dividend, and (2) the number of Shares payable as a dividend for each outstanding CTE Common Share.

A participant is 100% vested at all times in his or her Deferral Account. A participant will be vested in each Share Unit credited to his or her Company Contribution Account upon the expiration of the twelfth full consecutive calendar quarter since such Share Units were credited to the Company Contribution Account, unless otherwise provided in his or her plan agreement, employment agreement or any other agreement entered into between the participant and his or her employer. In the event of a Change in Control, however, or upon a participant’s retirement, death while employed, or disability, a participant’s Company Contribution Account will immediately become 100% vested.

Pursuant to elections made at the time of electing deferrals for a year, distributions may generally be taken in a lump sum for scheduled distributions or taken in up to five (5) annual installments after terminations of employment other than due to retirement, disability or death, or up to fifteen (15) annual installments after retirement. The amount of each annual installment will be calculated as provided in the Deferred Compensation Plan. Participants will receive a lump sum distribution of the account balance in the event of disability. Beneficiaries of participants whose employment terminates on account of death receive a distribution of the participant’s account balance in a lump sum. In case of hardship, participants may be able to receive a distribution of a portion of their account balance sufficient to satisfy the hardship, and associated tax liabilities. Participants’ vested account balances will be distributed in shares of CTE Common Stock. The number of shares of CTE Common Stock distributable to a participant will be determined based on the number of Share Units credited to the participant’s account on the date of distribution, with such Share Units converting to an equal number of our shares of CTE Common Stock and any fractional unit being paid in cash. Shares of CTE Common Stock are the only deemed investment option under the Deferred Compensation Plan.

Upon a Change of Control, a participant’s Account Balance will fully vest (as stated above) and he or she will receive a lump sum payment of such balance, unless he or she elected when he or she joined the Deferred Compensation Plan to have his or her Account Balance remain in the Deferred Compensation Plan upon a Change of Control.

The Deferred Compensation Plan is an unfunded, “book-entry” plan, and the issuance of shares of CTE Common Stock distributable under the Deferred Compensation Plan is an unsecured obligation to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan. Our deferred compensation obligations under the Deferred Compensation Plan rank equally with our other unsecured and unsubordinated indebtedness that is outstanding from time to time.

A participant’s rights to receive distributions of deferred compensation under the Deferred Compensation Plan may not be sold, assigned, transferred, pledged, garnished or encumbered.

Amendment and Termination

The Board may amend or terminate the Deferred Compensation Plan at any time for any reason. No amendment or termination of the Deferred Compensation Plan will reduce any participant’s vested account balance as of the effective date of such amendment or termination. In the event of a termination of the Deferred Compensation Plan, each participant’s account balance will remain in the Deferred Compensation Plan until the participant becomes eligible for the benefits provided in the Deferred Compensation Plan.

Effective Date of the Deferred Compensation Plan

If the Deferred Compensation Plan is approved by our shareholders, the Deferred Compensation Plan will become effective as of January 1, 2007. Deferrals will commence after such date.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the federal income tax consequences under current U.S. tax law of participation in the Deferred Compensation Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Deferred Compensation Plan. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Deferred Compensation Plan.

The Deferred Compensation Plan is intended to comply with the requirements of Section 409A such that participant deferrals to the Deferred Compensation Plan are generally not subject to federal income taxes at the time of deferral. However, both the Company and each participant must pay FICA taxes and other applicable taxes on such amounts at the time of the deferral.

Upon distribution of a participant’s account under the Deferred Compensation Plan, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of the CTE Common Stock distributed. The Company will be entitled to a corresponding tax deduction for the amount of compensation income recognized by the participant. A participant’s subsequent disposition of shares received from the Deferred Compensation Plan will result in long term or short term capital gain or loss depending on the length of time the participant held the shares and measured by the difference between the sale price and the participant’s tax basis in such shares, which is equal to the amount of income the participant recognized on the shares at the time of distribution.

Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to each of the chief executive officer and the four (4) most highly compensated executive officers other than the chief executive officer. Certain compensation, including “performance based” compensation, is excluded from this deduction limit. We intend that distributions from the Deferred Compensation Plan sourced from deferrals of bonus compensation will meet the requirements of Section 162(m), but that distributions based on deferrals of base salary will not meet the requirements of Section 162(m).

This disclosure is limited to the federal tax issues addressed herein. It is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding penalties that may be asserted against such person under the Internal Revenue Code.

Vote Required

The affirmative vote of a majority of the total votes cast on this Proposal 5 by holders of CTE Common Stock is required for its approval.

NEW PLAN BENEFITS

The number of shares of CTE Common Stock that we may be required to issue in the future under the Deferred Compensation Plan is not currently determinable because such distributions will depend upon the number of participants in the Deferred Compensation Plan, the amount of compensation that each participant elects to defer, the amount of dividends accrued in the accounts and the fair market value of CTE Common Stock as it changes over time.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

GENERAL INFORMATION

Electronic Voting

If you own your shares of common stock of record, you may authorize the voting of your shares over the Internet at http://www.computershare.com/expressvote or telephonically by calling 1-800-652-8683 and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 11:59 P.M. local time on May 17, 2006.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this Proxy Statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Financial Information

A copy of the Company’s 2005 Annual Report to Shareholders (“Report to Shareholders”) containing the Consolidated Financial Statements of the Company, including the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, dated March 10, 2006, accompanies this Proxy Statement. A copy of the Company’s 2005 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on March 13, 2006 is included as part of the Report to Shareholders.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference room, 100 F Street, NE, Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov or by accessing the Investor Relations Section of the Company’s web site at www.ct-enterprises.com.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. In addition to the use of the mail, officers, Directors and other employees of the Company may solicit proxies, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding solicitation materials to their principals.

It is important that proxies be returned promptly. Therefore, if not voting through the Internet or by telephone, shareholders are urged to promptly fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

Shareholders’ Proposals

In order for a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2007 Annual Meeting of Shareholders, the proposal must (in addition to meeting the requirements of the SEC’s rules governing such proposals) be received by the Company at its principal executive offices by December 19, 2006, provided that this date may be changed in the event that the date of the 2007 Annual Meeting of Shareholders is changed by more than thirty (30) days from the anniversary date of the 2006 Annual Meeting.

Shareholders whose proposals are intended to be raised at the 2007 Annual Meeting of Shareholders, but are not intended to be considered for inclusion in the Company’s Proxy Statement, must deliver to the Company at its principal executive offices, and the Company must receive, their proposals not earlier than January 18, 2007 and not later than February 17, 2007, provided that these dates may be changed in accordance with the Company’s By-Laws in the event that the date of the 2007 Annual Meeting is changed by more than thirty (30) days from the anniversary date of the 2006 Annual Meeting.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this Proxy Statement and the documents we incorporate by reference are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future and cause them to be different from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties related to the Company’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, changes in the competitive environment in which the Company operates and the receipt of necessary approvals.

By Order of the Board of Directors,

Raymond B. Ostroski

Senior Vice President, General Counsel

and Corporate Secretary

Dated: April 18, 2006

Appendix A

COMMONWEALTH TELEPHONE ENTERPRISES, INC. (“CTE”)

EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED, EFFECTIVE MAY 18, 2006)

1.	Purpose

The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company and enter and remain in the employ of the Company and its Subsidiaries and to provide a means whereby they can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between shareholders of the Company and these employees, directors and consultants.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Outperformance Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and other Stock-based awards, or any combination of the foregoing.

2.	Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Outperformance Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or any other Stock-based award under the Plan.

(b) “Award Agreement” means the agreement between the Company and a Participant who has been granted an Award, which defines the rights and obligations of the parties with respect to such Award.

(c) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units have been earned.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the Company or a Subsidiary (as the case may be) having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary (as the case may be) or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Company or a Subsidiary (as the case may be) that the Participant has ceased to perform his duties to the Company or a Subsidiary (as the case may be) (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties, (ii) the Committee’s determination that the Participant has engaged in conduct materially injurious to the Company, or (iii) the Participant having pled no contest to a charge of a felony or having been convicted of a felony.

(f) A “Change in Control” shall mean any “change in control event” as defined in accordance with Code Section 409A and related Treasury guidance and regulations.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h) “Committee” means the Qualified Committee appointed by the Board to administer the Plan.

(i) “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(j) “Company” means Commonwealth Telephone Enterprises, Inc. (“CTE”), a Pennsylvania corporation.

(k) “Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

(l) “Disability” means permanent and total disability as defined in Section 22 (e) (3) of the Code. Holder shall provide and Company shall accept a Social Security determination letter as proof of disability.

(m) “Eligible Person” means any (i) person regularly employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company; or (iii) consultant to the Company or a Subsidiary.

(n) “Exchange Act” means the Securities Exchange Act of 1934.

(o) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the average between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the highest and lowest sale prices reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(p) “Holder” means a Participant who has been granted an Award.

(q) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan, which is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.

(s) “Nonqualified Stock Option” means an Option granted under the Plan, which is not designated as an Incentive Stock Option.

(t) “Normal Termination” means termination of employment or service with the Company or a Subsidiary:

1. upon retirement pursuant to the retirement plan of the Company or a Subsidiary (as the case may be), as may be applicable at the time to the Participant in question;

2. on account of Disability; or

3. by the Company without Cause.

(u) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(v) “Option Period” means the period of time set by the Committee after which time an Option, OSO or SAR will expire.

(w) “Option Price” means the exercise price set for an Option described in Section 7(a).

(x) “Out Performance Option” or “OSO” means an Award granted under Section 8.

(y) “Outside Director” means a member of the Board who is not also an                                          employee of the Company.

(z) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

(aa) “Performance Goals” means the performance objectives of the Company during an Award Period, Restricted Period or other period, with respect to Performance Share Units, Restricted Stock, Phantom Stock Units or other Awards, respectively, established for the purpose of determining whether, and to what extent, such Awards will be earned for such period. Performance goals intended to comply with Section 162(m) shall be based on the business criteria available to set performance goals under the Company’s 2006 Bonus Plan, as amended and restated from time-to-time.

(bb) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10.

(cc) “Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 11.

(dd) “Plan” means the Company’s CTE Equity Incentive Plan.

(ee) “Qualified Committee” means a committee composed of at least two (2) Qualified Directors.

(ff) “Qualified Director” means a person who is (i) a Non-Employee Director and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(gg) “Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 11.

(hh) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 11.

(ii) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 11.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time-to-time may be authorized for use under the Plan.

(ll) “Stock Appreciation Right” or “SAR” means an Award granted under Section 9.

(mm) “Subsidiary” means a corporation, which is a “subsidiary corporation” of the Company as defined in Section 424 of the Code.

The following terms are defined in the text of the Plan at the subsection referenced therein.

(nn) “Adjusted Price” shall have the meaning ascribed thereto in subsection 8(c).

(oo) “Annualized Percentage CTE Stock Price Change” shall have the meaning ascribed thereto in subsection 8(g).

(pp) “Annualized Percentage S&P Change” shall have the meaning ascribed thereto in subsection 8(g).

(qq) “Annualized Percentage S&P Performance” shall have the meaning ascribed thereto in subsection 8(c).

(rr) “CTE Period” shall have the meaning ascribed thereto in subsection 8(g).

(ss) “Dividend Equivalents” shall have the meaning ascribed thereto in subsection 11(a)(iv).

(tt) “Initial Price” shall have the meaning ascribed thereto in subsection 8(b).

(uu) “Multiplier” shall have the meaning ascribed thereto in subsection 8(f).

(vv) “Outperformance Percentage” shall have the meaning ascribed thereto in subsection 8(h).

(ww) “S&P Period” shall have the meaning ascribed thereto in subsection 8(c).

(xx) “Substituted Index “ shall have the meaning ascribed thereto in subsection 8(i).

3.	Effective Date, Duration and Shareholder Approval

The Plan was effective as of October 7, 1996, the original date of adoption of the Plan by the Board. The Plan was restated and amended on three (3) occasions. The first restatement and amendment was effective May 15, 2002. The second restatement and amendment was effective May 19, 2004. The third restatement and amendment was effective on May 18, 2006. This latest restated and amended Plan was approved by both the Board and shareholders of the Company. The effectiveness of the Plan and the validity of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the shareholders of the Company in a manner which complies with (i) Section 422(b)(1) and Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Common Stock is listed, if so listed, and/or the National Market System of the National Association of Securities Dealers Automated Quotation System, if the Common Stock is quoted thereon. Unless and until the shareholders approve the Plan in compliance with the applicable requirements, no Award granted under the Plan shall be effective.

The expiration date of the Plan, after which no Awards may be granted hereunder, shall be May 18, 2016; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.	Administration

The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select the Eligible Persons to participate in the Plan;

(b) Determine the nature and extent of the Awards to be made to each Participant;

(c) Determine the time or times when Awards will be made to Eligible Persons;

(d) Determine the duration of each Award Period and Restricted Period;

(e) Determine the conditions to which the payment of Awards may be subject;

(f) Establish the Performance Goals, if any, for each Award;

(g) Prescribe the form of Award Agreement or other form or forms evidencing Awards;

(h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Eligible Persons, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, OSOs, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and any other Awards granted by the Committee to each Eligible Person, the expiration date and the duration of any applicable Award Period or Restricted Period and the number of shares of Stock underlying each Award; and

(i) At any time prior to or in connection with any termination of employment or service of a Holder with the Company or its subsidiaries, provide for a longer post-termination exercise or survival period with respect to any Award (not to exceed three years) or modify any such forfeiture provisions with respect to any Award; except to the extent that the ability to so modify an Award shall cause an Award intended to qualify as “performance-based” under Section 162(m) to not so qualify.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.	Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, OSOs, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or any other Award authorized under the Plan to one or more Eligible Persons; provided, however, that:

(a) As of December 31, 2005, there were 1,857,401 shares of Common Stock authorized and still available for use under the Plan.

(b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, OSO, SAR not attached to an Option, Restricted Stock Award, Phantom Stock Unit, Performance Share Unit shall be surrendered, terminate, expire, or be forfeited or any other Award, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

(c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

(d) No Participant may receive Awards under the Plan with respect to more than 1,000,000 shares of Stock in any one (1) year; and

(e) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner, as the Committee deems appropriate.

6.	Eligibility

Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Stock Options

The Committee is authorized to grant one (1) or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Award Agreement.

(a) Option price. The Option Price per share of Stock for each Option shall be set by the Committee at the time of grant, but shall not be less than the Fair Market Value of a share of Stock at the Date of Grant.

(b) Manner of exercise and form of payment. Options, which have become exercisable, may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash or, in the discretion of the Committee, either (i) in shares of Stock valued at the Fair Market Value at the time the Option is exercised, (ii) in other property having a fair market value on the date of exercise equal to the Option Price, or (iii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

(i) Option Period and Vesting. Options shall vest and become exercisable in such manner and on such date or dates as shall be determined by the Committee. The Committee shall also establish an Option Period, which shall not exceed ten (10) years. Notwithstanding any dates set by the Committee for vesting and exercisability, the Committee may in its sole discretion accelerate the vesting and exercisability of any Option. If an Option is exercisable in installments, exercise of one installment shall not affect the Holder’s ability to exercise unexercised installments in accordance with the terms of the Plan and the applicable Award Agreement. Unless otherwise stated in the applicable Award Agreement, the Option shall expire upon a Holder’s termination of employment with the Company or a Subsidiary at such times as are set forth in Section 13.

(c) Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Award Agreement, be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 14(k), options shall not be transferable by the Holder except by will or the laws of descent and distribution. In the event of termination for any reason other than death, or Disability, options shall be exercisable only by the Holder.

(iv) Each Option shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement .

(v) Each Award Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Incentive Stock Option Award Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any Disposition (including any sale) of such Stock before the later of (a) two (2) years after the Date of Grant of the Incentive Stock Option or (b) one (1) year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

(d) Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five (5) years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(e) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, the portion of the Option under which such excess arises shall be treated as a Nonqualified Stock Option.

(f) Repricing. Without the approval of shareholders, the Committee will not amend or replace previously granted Awards in a transaction that constitutes a “repricing” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

8.	Outperformance Options

The Committee may from time to time at its discretion, subject to the provisions of the Plan, grant one (1) or more Outperformance Options to any Eligible Person. At the time of each grant, the Committee shall determine the number of shares subject to such Outperformance Options and, subject to the provisions of the Plan, any other terms or conditions affecting the Outperformance Options. Each such Outperformance Option shall be evidenced by an Award Agreement containing terms and conditions established by the Committee not inconsistent with the provisions of the Plan. Such agreements need not be identical with respect to Participants.

Subject to subsections 8(i) and 8(j) below, the terms of Outperformance Options granted pursuant to this Plan shall include the following:

(a) Each Outperformance Option shall relate to a number of shares of Stock.

(b) The initial per-share exercise price of an Outperformance Option (the “Initial Price”) shall be equal to the Fair Market Value per share of Stock on the trading day immediately preceding the Date of Grant.

(c) The Initial Price shall be adjusted upward as of the date of exercise of such Outperformance Option (the “Adjusted Price”), by a percentage equal to the annualized percentage increase in the Standard & Poor’s 500 Index (the “Annualized Percentage S&P Performance”) over the period (the “S&P Period”) beginning on the Date of grant and ending on the trading day immediately preceding the date of exercise. If the Annualized Percentage S&P Performance over the S&P Period is negative, the Initial Price shall not be adjusted. For purposes of determining the Annualized Percentage S&P Performance with respect to any S&P Period, the Standard & Poor’s 500 Index as of the last day of the S&P Period shall be deemed to equal the average closing value of such index over the ten-consecutive-trading day period ending on the last day of such S&P Period.

(d) The Option Period of each Outperformance Option shall be ten (10) years from the date of grant or such shorter period as determined by the Committee.

(e) Each Outperformance Option shall become vested and exercisable in accordance with the terms and conditions established by the Committee and reflected in the written Award Agreement.

(f) Upon receipt by the Committee of a Holder’s notice of intent to exercise an Outperformance Option, the Committee shall deliver to the Participant with respect to and in cancellation of the portion of the Outperformance Option being exercised (i) a number of whole shares of Stock with a fair market value equal to the product of (A) the closing price of a share of Stock on the trading day immediately preceding the date of exercise, less the Adjusted Price, multiplied by (B) the multiplication factor to be applied to the Outperformance Option (the “Multiplier”), plus (ii) cash in lieu of fractional shares, unless the Committee determines, in its discretion, to elect any one or more of the following methods of payment with respect to and in cancellation of the Outperformance Option: (1) the Committee may, upon the receipt from the Participant of an amount with respect to the portion of the Outperformance Option being exercised equal to the Adjusted Price multiplied by the Multiplier, deliver to such Participant a number of shares of Stock equal to the product of the number of shares relating to the Outperformance Option being exercised and the Multiplier; or (2) the Committee may provide to a Participant any other form of benefit or arrangement (including, without limitation, shares of Common Stock, cash or a combination thereof) which, in the Committee’s judgment after considering all relevant factors, provides substantially equivalent economic benefit to such Participant.

(g) The Multiplier shall be determined on the date of exercise based on the extent to which the annualized percentage change (expressed as a whole percentage point followed by two decimal places) in the fair market value per share of Stock (the “Annualized Percentage CTE Stock Price Change”) over the period (the “CTE Period”) beginning on the date of grant and ending on the trading day immediately preceding the date of exercise exceeds the annualized percentage change (expressed as a whole percentage point followed by two decimal places) in the Standard and Poor’s 500 Index (the “Annualized Percentage S&P Change”) over the corresponding S&P Period (determined in a manner consistent with the determination of the Annualized Percentage S&P Performance under paragraph (c) above.

(h) The Multiplier shall be based on a range of factors each corresponding to a percentage (the “Outperformance Percentage”) by which the Annualized Percentage CTE Stock Price Change exceeds the Annualized Percentage S&P Change. The range of factors and their relationship to the Outperformance Percentage shall be established by the Committee, at the sole discretion of the Committee (based on whatever information it deems appropriate), at the time of grant of the OSO, which factors and Outperformance Percentage may vary from Award to Award; provided; however that, subject to adjustment as provided in Section 15 below, the Multiplier may not exceed eight (8).

(i) Notwithstanding the foregoing provisions of this Section 8, the Committee may provide in the Award Agreement that the Multiplier Shall be reduced by a percentage or percentages, with respect to any Portion of the OSO exercised during one (1) or more years following the Date of Grant. For purposes of determining the Annualized Percentage CTE Stock Price Change with respect to any CTE Period, the Fair Market Value of a share of Company Stock as of the last day of any CTE Period shall be deemed to equal the average of the closing prices of such share of stock over the ten-consecutive-trading-day period ending on the last day of such CTE Period.

(ii) Notwithstanding the foregoing provisions of this Section 8, the Committee may substitute, with respect to one (1) or more tranches of grants, any other nationally recognized broad-based index of stock prices established and maintained by an independent third party (a “Substituted Index”) for the Standard & Poor’s 500 Index. Any such substitution may only be made at the time of the grant. If any such index is substituted for the Standard & Poor’s Index, all defined terms used in the calculation of amounts due in respect of Outperformance Standard & Poor’s 500 Index shall instead take their meaning by reference to the Substituted Index.

9.	Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Stock for which the SAR is granted. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall have an Option Period in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Payment. Upon the exercise of a SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one (1) share of Stock on the exercise date over the Option Price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(c) Method of exercise. A Holder may exercise a SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(d) Expiration. Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such shares of Stock. In the case of a SAR granted independent of an Option, the Option Period shall be set by the Committee on the Date of Grant and shall not exceed ten (10) years.

10.	Performance Shares

(a) Award grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. Before or within ninety (90) days after the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Holders. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

(b) Determination of Award. At the completion of a Performance Share Award Period (provided the Holder is still in the employ or service of the Company or a Subsidiary), or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Holder’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals. To the degree that the Performance Goals are not achieved at the end of the Performance Share Award Period, the Award shall expire.

(c) Partial Awards. A Participant for less than a full Award Period, by reason of commencement employment after the beginning of an Award Period, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

(d) Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

(e) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned; or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that, with respect to such Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

11.	Restricted Stock Awards and Phantom Stock Units

(a) Award of Restricted Stock and Phantom Stock Units.

(i) The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock Award Agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

Any cash dividends withheld by the Company for the Holder pursuant to this Paragraph 11(a)(ii) shall be credited for the Holder’s account and accrue interest at a rate equivalent to the prevailing short-term deposit rates being offered at reputable nationally-known financial institutions. The Company may, subject to the terms of Paragraph 15(j), deposit the withheld dividends into a “Rabbi” or similar trust for the benefit of the Holder(s).

The amount originally credited to a Holder’s account shall be determined by multiplying the dividend per share amount, as declared by the CTE Board of Directors (“the Board”), by the number of outstanding shares of CTE Restricted Stock subject to the dividend.

Upon vesting and distribution of the shares of CTE Restricted Stock that have been subject to receipt of a cash dividend, the dividend payout shall be determined as follows for each Holder of such shares:

The total dividend amount credited to the Holder’s account plus accrued interest as of the vesting or distribution date shall be divided by the total number of remaining outstanding number of shares of CTE Restricted Stock in the Holder’s account that had been subject to the original dividend(s).

The resulting number shall be multiplied by the number of shares of Restricted Stock to be distributed to the Holder as of the vesting or distribution date. The resulting amount for each Holder shall be distributed to each Holder as soon as administratively practicable after the applicable vesting date.

In the case of termination of employment of a Holder prior to vesting of all or a portion of his or her Restricted Stock Awards, the entire amount credited to such Holder’s account related to dividends paid with regard to Restricted Stock, plus accrued interest, shall be paid to the Holder as soon as administratively practicable after the applicable termination date.

(iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

(iv) The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award Agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee, in its discretion, may elect to issue a dividend with respect to Restricted Stock Unit Awards. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one (1) share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder’s account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture until the expiration of the Restricted Period, upon the termination of employment or service with the Company or a Subsidiary, to the extent provided in Section 13 and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii) Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, upon the termination of employment or service with the Company or a Subsidiary, to the extent provided in Section 13 and the Award Agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

(c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee and set forth in a written Award Agreement.

(d) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 11(b) and the Award Agreement shall be of no further force or effect with respect to shares of Restricted Stock, which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the Stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one (1) share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and cash equal to any Dividend Equivalents credited with respect to each such Phantom Stock Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Phantom Stock Unit.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of                     , between Commonwealth Telephone Enterprises, Inc. and                     . A copy of such Agreement is on file at the offices of the Company at 100 CTE Drive, Dallas, Pa. 18612.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

12.	Other Awards

(a) General. The Committee may issue unrestricted Stock or any other Stock-based award, including performance-based Options, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock bonus awards under the Plan may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

(b) Deferred Compensation Payments. Shares of Stock may be granted from this Plan to satisfy the distribution amounts required pursuant to the Commonwealth Telephone Enterprises, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) to the extent that such distributions are payable in shares of Stock from a “Participant’s Account” (as such term is defined in the Deferred Compensation Plan).

13.	Expiration of Award upon Termination of Employment

Except as otherwise determined by the Committee and set forth in an Award Agreement, the following provisions will apply to Awards upon a Holder’s termination of employment with the Company or a Subsidiary.

(a) Options, OSOs and SARs

(i) If prior to the end of the Option Period (with respect to any Option, OSO or SAR), the Holder shall undergo a Normal Termination, all unvested Options, OSOs and SARs then held by such Holder shall expire on the date of Normal Termination and all vested Options, OSOs and SARs then held by such Holder shall expire on the earlier of the last day of the respective Option Period or the date that is three (3) months after the date of such Normal Termination. All vesting with respect to Options, OSOs and SARs shall cease on the date of Normal Termination and all Options, OSOs and SARs, which are vested as of such date, shall remain exercisable by the Holder until their expiration as provided above.

(b) Restricted Stock, Phantom Stock Units and Performance Share Units

(i) Upon a Normal Termination prior to the end of any Restricted Period, all Restricted Stock and Phantom Stock Units shall be forfeited with respect to the portion of such Awards for which restrictions have not lapsed at the time of such termination. Upon a Normal Termination prior to the end of any Award Period, all Performance Share Units which have not theretofore become vested and earned shall expire; provided, however, that the Committee may, in its sole discretion, award a pro rata portion of any Performance Share Unit Award representing the degree of attainment of the Performance Goals related thereto over the period prior to termination.

(c) Termination for Reasons Other Than Normal Termination

(i) If a Holder ceases employment or service with the Company or a Subsidiary for any reason other than Normal Termination or death, all Options, OSOs, SARs, Restricted Stock (with respect to which restrictions have not lapsed), Phantom Stock Units (with respect to which restrictions have not lapsed) and Performance Share Units then held by such Holder shall expire immediately upon such cessation of employment or service.

14.	Vesting Upon Death or Disability

In the event of a Participant’s Death or Disability, all Awards shall automatically vest and Participant or the appropriate representative of their Estate shall have twelve (12) months following the date of Death or Disability to exercise these Awards as set forth in the applicable Award Agreement. If the vested Awards are not properly exercised within twelve (12) months after the date of Death or Disability, said Awards will terminate and the shares covered by such Award shall revert to and again become available for issuance under the Plan.

15.	General

(a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and State securities laws and Federal and State tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner, as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, State or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company prior to delivery of such Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee; the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

(e) Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefore.

(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to contracts made and performed within such State, without regard to the principles of conflicts of law thereof, except as such laws may be supplanted by the Federal laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Pennsylvania law.

(j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Nontransferability. A person’s rights and interests under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion and subject to such conditions as it may establish, allow for transfer of Awards other than Incentive Stock Options to other persons or entities.

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Expenses. The expenses of administering the Plan shall be borne by the Company.

(o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both male and female.

(p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

16.	Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number of shares, the Multiplier (with respect to OSOs), the exercise price, the price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spinoffs, split-ups or other relevant changes in capitalization occurring after the Date of Grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, upon any such event, the aggregate number of shares of Stock available under the Plan and the maximum number of shares of Stock with respect to which any one person may be granted in connection with Awards during any year shall be appropriately adjusted by the Committee, whose determination shall be conclusive. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

(a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

(b) All or substantially all of the assets of the Company are acquired by another person;

(c) The reorganization or liquidation of the Company; or

(d) The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above, then the Committee may, in its sole discretion and upon at least ten (10) days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 15 may be varied by the Committee in any particular Award agreement.

17.	Change in Control

Upon the occurrence of a Change in Control (i) all outstanding Options, OSOs and freestanding SARs shall become immediately exercisable in full, (ii) all restrictions with respect to outstanding shares of Restricted Stock shall lapse, (iii) all outstanding Phantom Stock Units will be immediately converted into shares of Stock, or cash equivalents at the discretion of the Committee, and paid out to such Holders, (iv) the Committee will make a determination on the degree of achievement of all Performance Goals with respect to outstanding Performance Share Units and shall make such payments with respect thereto as it deems appropriate and (v) all other Awards shall accelerate and become payable as determined by the Committee.

18.	Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

19.	Amendments and Termination

The Board may at any time terminate the Plan. With the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts hereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company.

20.	Non-Employee Director Awards

In addition to its power to make subjective discretionary grants of Awards to Outside Directors generally, the Committee may establish a formula under which Outside Directors will receive automatic Awards under the Plan in lieu of or in addition to their normal director compensation. The type of Award, amount and timing under the formula will be determined by the Committee in its sole discretion.

21.	Code Section 409A

It is intended that Awards under the Plan shall either (a) qualify as compensatory arrangements that do not constitute “deferred compensation” subject to Code Section 409A, or (b) satisfy the requirements of Code Section 409A. The Plan and Awards hereunder shall be construed accordingly.

Commonwealth Telephone Enterprises, Inc.

By:
Michael J. Mahoney
President and Chief Executive Officer

Appendix B

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

2006 BONUS PLAN

1.	Purposes.

The purposes of the Commonwealth Telephone Enterprises, Inc., Bonus Plan (the “Plan”) are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards and to serve as a qualified performance-based compensation program under Section 162(m) of the Code, in order to preserve the Company’s tax deduction for compensation paid under the Plan to Covered Employees.

2.	Definitions.

The following terms, as used herein, shall have the following meanings:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Bonus” shall mean any annual incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” shall mean the Compensation/Pension Committee of the Board.

(e) “Company” shall mean Commonwealth Telephone Enterprises, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania, or any successor corporation.

(f) “Covered Employee” shall have the meaning set forth in Section 162(m) (3) of the Code (or any successor provision) and regulations from time to time promulgated thereunder.

(g) “Executive Officers” shall mean any officer of the Company who, as of the beginning of a Plan Year, is an “executive officer” within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended, or is designated as an “executive officer” by the Committee.

(h) “Participant” shall mean the chief executive officer, chief operating officer and chief financial officer of the Company, the chief executive officer of each staff or Operating Group of the Company, and each other management employee of the Company who has received written notice of his selection by the Committee to participate in the Plan.

(i) “Performance Goals” shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant’s receipt of payment with respect to a Bonus, as described in Section 3 hereof.

(j) “Plan” shall mean the Commonwealth Telephone Enterprises, Inc., 2006 Bonus Plan, as amended from time to time.

(k) “Plan Year” shall mean the Company’s fiscal year.

(l) “Stock” shall mean common stock of the Company, par value $1.00 per share.

(m) “Subsidiary” shall mean any subsidiary of the Company, which is designated by the Board or the Committee to have an Executive Officer participate in the Plan.

3.	Performance Goals.

Performance Goals for each Plan Year shall be established by the Committee not later than the latest permissible date under Code Section 162(m). Such Performance Goals may be expressed in terms of one (1) or more of the following: (i) financial; (ii) customer satisfaction; and (iii) employee development as well as any other Performance Goals as the Committee shall deem appropriate. To the extent applicable, any such Performance Goal shall be determined (i) in accordance with the Company’s audited financial statements and generally accepted accounting principles and reported upon the Company’s independent accountants or (ii) so that a third party having knowledge of the relevant facts could determine whether such Performance Goal is met. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different for each Plan Year and different Performance Goals may be applicable to different Participants. The Committee reserves the right to adjust the Performance Goals of Participants as circumstances and equity shall dictate while remaining compliant with Rule 162(m).

4.	Bonuses.

(a) In General. For each Plan Year commencing with the Plan Year ending December 31, 2006, the Committee shall, no later than the time specified in paragraph 3 hereof, specify the Performance Goals applicable to such Plan Year. A Participant’s target Bonus for each Plan Year shall be expressed as a dollar amount or as a percentage of such Participant’s base salary for such Plan Year. Unless otherwise provided by the Committee in its discretion in connection with termination of employment, payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its Subsidiaries on the last day of such Plan Year. The actual amount of a Bonus payable under the Plan shall be determined as a percentage of the Participant’s target Bonus, which percentage shall vary depending upon the extent to which the Performance Goals have been attained and may be lesser than, greater than, or equal to 100%. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee.

(b) Limitation on Bonuses. Notwithstanding anything to the contrary contained in this Section 4, the maximum Bonus, which may be earned by any Participant under the Plan in respect of any Plan Year, (prior to giving effect thereof) shall not exceed the lesser of (i) 300% of the Participant’s annual base salary as in effect on the first day of such Plan Year and (ii) $1,500,000.

(c) Time of Payment. Unless otherwise determined by the Committee, all payments in respect of Bonuses granted under this Section 4 shall be made no later than a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee, in connection with termination of employment, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

(d) Form of Payment. Payment of each Participant’s Bonus for any Plan Year shall be made in cash, less the appropriate withholding taxes as set forth in Section 6(c) or, if the Committee, in its discretion, approves the award to be issued in the form of Stock Options, Restricted Stock or Unrestricted Stock pursuant to the CTE Equity Incentive Plan.

(e) Deferral Elections. The Company may give each Participant the right, in accordance with rules and regulations to be established by the Committee, to elect to defer the receipt of any or such Participant’s entire Bonus under the Plan in respect of any Plan Year, provided, however, that such deferral shall satisfy the requirements of Code Section 409A.

(f) Right to Receive Bonus. A Participant must be employed throughout the entire Plan Year as well as remain an Employee at the time the Bonus is awarded in order to be entitled to receive a Bonus under the Plan. The Committee reserves the right to award pro rata Bonuses to Participants who have not fully complied with the above requirement but payment of said Bonuses to Participants who have not fully complied with the requirements of this Section 4(f) will be at the sole discretion of the Committee.

5.	Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan; including, without limitation, the authority to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles to the extent not inconsistent with Section 162(m) of the Code and the regulations thereunder; except as otherwise provided in Section 4(a) hereof, to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee shall consist of two (2) or more persons each of whom is an “outside director” within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one (1) or more of its members or to one (1) or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one (1) or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons; including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participants) and any shareholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

6.	General Provisions.

(a) Compliance with Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan, shall be subject to such approvals by any regulatory or governmental agency as may be required.

(b) No Right to Continued Employment. Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(c) Withholding Taxes. The Company or Subsidiary employing any Participant shall deduct from all payments and distribution under the Plan any taxes required to be withheld by federal, state or local governments.

(d) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments, as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Bonus theretofore granted under the Plan.

(e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment among Participants.

(f) Unfunded Status of Bonuses. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments, which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the choices of law principles thereof.

(h) Effective Date. The Plan shall first be effective with respect to the 2006 Plan Year, but only if the Plan shall have been approved at the 2006 Annual Meeting by the requisite vote approval of the shareholders of the Company.

(i) Interpretation. The Plan is designed and intended to comply with Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

(j) Term. No Bonus may be granted under the Plan with respect to any Plan Year after Plan Year 2011. Bonuses made with respect to the Plan Year 2011 or prior years, however, may extend beyond Plan Year 2011 and the provisions of the Plan shall continue to apply thereto.

Commonwealth Telephone Enterprises, Inc.

By:
Michael J. Mahoney
President and Chief Executive Officer

Appendix C

Commonwealth Telephone Enterprises, Inc.

DEFERRED COMPENSATION PLAN

Effective January 1, 2007

i

TABLE OF CONTENTS (Cont.)

ii

TABLE OF CONTENTS (Cont.)

Page
17.11	Successors	C-19
17.12	Spouse’s Interest	C-19
17.13	Validity	C-19
17.14	Incompetent	C-19
17.15	Court Order	C-19
17.16	Distribution in the Event of Income Inclusion Under 409A	C-20
17.17	Insurance	C-20

iii

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

DEFERRED COMPENSATION PLAN

Effective January 1, 2007

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation, and its subsidiaries, if any, that sponsor this Plan. The Plan offers certain executives of Commonwealth Telephone Enterprises Inc. and its affiliated companies the opportunity to defer the receipt of a portion of their compensation on a pre-tax basis and to have the deferred amounts reflect the value of the common stock of Commonwealth Telephone Enterprises, Inc. Further, Commonwealth Telephone Enterprises, Inc., will credit matching contributions equal to 100% of the executive’s deferrals. Subject to certain limitations, as described herein, matching contributions will be credited to the executive’s matching account in the form of share units of common stock of Commonwealth Telephone Enterprises, Inc. Subject to the executive’s election regarding the timing of payment, a number of shares of common stock of Commonwealth Telephone Enterprises, Inc., equal to the number of share units credited to the executive’s matching contribution account will be paid to the executive if he or she remains an employee for twelve (12) consecutive full calendar quarters following the purchase. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. Any unvested benefits accrued by participants prior to December 31, 2004 in the Commonwealth Telephone Enterprises, Inc., Executive Stock Purchase Plan shall be transferred to this Plan effective as of January 1, 2007.

ARTICLE 1

Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Deferral Account balance and (ii) the Company Contribution Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan. The Account Balance shall also be credited as of the Effective Date with the Participant’s Transferred Balance, if any.

“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary and Bonus that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year. In the event of a Participant’s Retirement, Disability, death or Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the Participant’s vested Account Balance shall be calculated on every anniversary of such calculation date, as applicable. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method for the Retirement Benefit, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

“Beneficiary” shall mean one (1) or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

“Beneficiary Designation Form” shall mean the form established from time-to-time by the Committee that a Participant completes, signs and returns to the Committee to designate one (1) or more Beneficiaries.

“Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested Account Balance. A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one (1) of the following:

(a)	If the Participant Retires, his or her Benefit Distribution Date shall be (i) the last day of the six-month period immediately following the date on which the Participant Retires if the Participant is a Key Employee, and (ii) for all other Participants, the date on which the Participant Retires; provided, however, in the event the Participant changes his or her Retirement Benefit election in accordance with Section 6.2(b), his or her Benefit Distribution Date shall be postponed in accordance with Section 6.2(b).

(b)	If the Participant experiences a Termination of Employment, his or her Benefit Distribution Date shall be (i) the last day of the six-month period immediately following the date on which the Participant experiences a Termination of Employment if the Participant is a Key Employee, and (ii) for all other Participants, the date on which the Participant experiences a Termination of Employment; provided, however, in the event the Participant changes his or her Termination Benefit election in accordance with Section 7.2(b), his or her Benefit Distribution Date shall be postponed in accordance with Section 7.2(b); or

(c)	The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance; or

(d)	The date on which the Participant becomes Disabled; or

(e)	The date on which the Company experiences a Change in Control, as determined by the Committee in its sole discretion, if (i) the Participant has elected to receive a Change in Control Benefit, as set forth in Section 5.1 below, and (ii) if a Change in Control occurs prior to the Participant’s Termination of Employment, Retirement, death or Disability.

“Board” shall mean the board of directors of the Company.

“Bonus” shall mean any compensation earned by a Participant for services rendered during a Plan Year pursuant to the Employer’s annual bonus and cash incentive plans.

“Change in Control” shall mean any “change in control event” as defined in accordance with Code Section 409A and related Treasury guidance and Regulations.

“Change in Control Benefit” shall have the meaning set forth in Article 5.

“Claimant” shall have the meaning set forth in Section 15.1.

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

“Committee” shall mean the committee described in Article 13.

“Company” shall mean Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation, and any successor to all or substantially all of the Company’s assets or business.

“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

“Death Benefit” shall mean the benefit set forth in Article 9.

“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

“Deferral Date” shall mean the date or dates on which Base Salary or Bonus, to which any Election Form relates, would otherwise have been paid.

“Disability” or “Disabled” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Participant’s Employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration, or if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements in the preceding sentence.

“Dividend Payment Date” shall mean the date on which a dividend is paid by the Company with respect to Shares.

“Disability Benefit” shall mean the benefit set forth in Article 8.

“Election Form” shall mean the form, which may be in electronic format, established from time-to-time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

“Employee” shall mean a person who is an employee of any Employer.

“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“Fair Market Value” of a Share on any given day means:

(a)	The closing price per Share on the national securities exchange on which the Shares are principally traded on the next preceding date on which there was a sale of Shares on such exchange; or

(b)	If the Shares are not listed or admitted to trading on any such exchange, the closing price per Share on the Nasdaq National Market on the next preceding date on which there was a sale of Shares, or if such closing price is not available, the average of the highest reported bid and lowest reported asked prices per Share as reported by NASDAQ on the next preceding date on which such bid and asked prices were reported; or

(c)	If the Shares are not then listed on any securities exchange or prices therefore are not then quoted in NASDAQ, the value determined by the Committee in good faith.

“First Plan Year” shall mean the period beginning January 1, 2007 and ending December 31, 2007.

“Fund” means the fund maintained under the Trust Agreement.

“Key Employee” shall mean any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of an Employer whose stock is publicly traded on an established securities market or otherwise, as determined by the Committee based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as a Key Employee for purposes of the Plan during the 12-month period that begins on the first day of the 4th month following the close of such identification period.

“Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form and Beneficiary Designation Form, which is accepted by the Committee, and (iii) whose Plan Agreement has not terminated.

“Plan” shall mean the Commonwealth Telephone Enterprises, Inc., Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time-to-time.

“Plan Agreement” shall mean a written agreement, as may be amended from time-to-time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one (1) Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

“Plan Year” shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

“Purchase Date” shall mean, with respect to a Deferral Date or a Dividend Payment Date, the date or dates on which the Trustee purchases Shares to reflect the Deferral Amounts and Company Contribution Amounts made on such Deferral Date or the dividends paid on such Dividend Payment Date. The Trustee may purchase Shares from the Company or on the open market.

“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, separation from service with all Employers for any reason other than death or Disability, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations, on or after the earlier of the attainment of (a) age sixty-five (65), or (b) age 55 with 5 Years of Service.

“Retirement Benefit” shall mean the benefit set forth in Article 6.

“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

“Shares” means Common Stock of the Company, par value $1.00 per share. All Shares that are distributable pursuant to this Plan shall originate only from those Shares that were approved by stockholders, and remain available, pursuant to the Commonwealth Telephone Enterprises, Inc., Equity Incentive Plan, as amended and restated effective May 18, 2006.

“Share Units” means units credited to a Participant’s Deferral Account and Company Contribution Account pursuant to Section 3.8

“Terminate the Plan”, “Termination of the Plan” shall mean a determination by an Employer’s board of directors that (i) all of its Participants shall no longer be eligible to participate in the Plan, (ii) no new deferral elections for such Participants shall be permitted, and (iii) such Participants shall no longer be eligible to receive company contributions under this Plan.

“Termination Benefit” shall mean the benefit set forth in Article 7.

“Termination of Employment” shall mean the separation from service with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability or death, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations.

“Transferred Balance” shall mean any unvested benefits accrued by Participants prior to December 31, 2004 in the Commonwealth Telephone Enterprises, Inc., Executive Stock Purchase Plan (the “ESPP”) that are transferred to this Plan effective as of January 1, 2007. Such Transferred Balance will be governed by the terms of this Plan, except for the vesting of such balance, which shall be governed by the terms of the ESPP.

“Trust” shall mean one (1) or more trusts established by the Company in accordance with Article 16.

“Trust Agreement” means the agreement of trust entered into between the Company and the Trustee for purposes of this Plan.

“Trustee” shall mean the individual(s) or corporate trustee appointed as a trustee under the Trust.

“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or his or her Beneficiary resulting from (i) an illness or accident of the Participant or Beneficiary, the Participant’s or Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code Section 152(a)), (ii) a loss of the Participant’s or Beneficiary’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s Beneficiary, all as determined in the sole discretion of the Committee.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1	Selection by Committee. Participation in the Plan shall be limited to, as determined by the Committee in its sole discretion, a select group of management or highly compensated Employees. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)

As a condition to participation, each Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee a Plan Agreement, an

Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee, in its sole discretion. In addition, the Committee shall establish from time-to-time such other enrollment requirements as it determines, in its sole discretion, are necessary. With respect to the First Plan Year, each selected Employee must complete these requirements within thirty (30) days of the date on which such Employee becomes eligible to participate in the Plan. Except as provided in Section 2.2(a) below, with respect to any Plan Year after the First Plan Year, each selected Employee must complete these requirements prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee, in its sole discretion.

(b)	A selected Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete, execute and return to the Committee a Plan Agreement, an Election Form and Beneficiary Designation Form within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(c) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary or Bonus that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations.

(c)	Each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(d)	If an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3

Deferral Commitments/Company Contribution Amounts/

Vesting/Crediting/Taxes

3.1	Maximum Annual Deferral Amount for Plan Year. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, up to 20% of such Participant’s Base Salary, and up to 100% of such Participant’s Bonus, provided, however, that the maximum Annual Deferral Amount for any Plan Year shall not exceed twenty percent (20%) of the sum of the Participant’s Base Salary and Bonus for such Plan Year. If the Committee determines, in its sole discretion, prior to the beginning of a Plan Year that a Participant has made no election, the amount deferred shall be zero.

3.2	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the First Plan Year of the Plan itself, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations. For compensation that is earned based upon a specified performance period, the Participant’s deferral election will apply to the portion of such compensation that is equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

3.3	Election to Defer; Effect of Election Form.

(a)	First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections, as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)	General Timing Rule for Deferral Elections in Subsequent Plan Years. For each succeeding Plan Year, a Participant may elect to defer Base Salary and Bonus and make such other elections as the Committee deems necessary or desirable under the Plan by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the December 31st preceding the Plan Year in which such compensation is earned, or before such other deadline established by the Committee in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations. Any deferral election(s) made in accordance with this Section 3.3(b) shall be irrevocable; provided, however, that if the Committee requires Participants to make a deferral election for “performance-based compensation” by the deadline(s) described above, it may, in its sole discretion, and in accordance with Code Section 409A and related Treasury guidance or Regulations, permit a Participant to subsequently change his or her deferral election for such compensation by submitting an Election Form to the Committee no later than the deadline established by the Committee pursuant to Section 3.3(c) below.

(c)	Performance-Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to “performance-based compensation” based on services performed over a period of at least twelve (12) months, may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance-based compensation” shall be compensation, the payment or amount of which is contingent on pre-established organizational or individual performance criteria, which satisfies the requirements of Code Section 409A and related Treasury guidance or Regulations. In order to be eligible to make a deferral election for performance-based compensation, a Participant must perform services continuously from a date no later than the date upon which the performance criteria for such compensation are established through the date upon which the Participant makes a deferral election for such compensation. In no event shall an election to defer performance-based compensation be permitted after such compensation has become both substantially certain to be paid and readily ascertainable.

(d)	Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right, the Committee may, in its sole discretion, determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the thirtieth (30th) day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

3.4	Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, unless the Participant elects otherwise, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time-to-time for increases and decreases in Base Salary. The Bonus portion of the Annual Deferral Amount shall be withheld at the time the Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5	Company Contribution Amount. As of each Deferral Date, the Company shall pay the Trustee an amount, in cash or in shares, equal to the amount of the Participant’s deferrals and the Committee shall credit to each Participant’s Company Contribution Account, Share Units equal to the number of Share Units credited to the Participant’s Deferral Account, as further described in Section 3.8

3.6	Crediting of Amounts After Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3 or (ii) the Company Contribution Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a manner determined by the Committee, in its sole discretion.

3.7	Vesting.

(a)	A Participant shall at all times be 100% vested in his or her Deferral Account.

(b)	A Participant shall be vested in each Share Unit credited to his or her Company Contribution Account upon the expiration of the twelfth (12th) full consecutive calendar quarter since such Share Units were credited to the Company Contribution Account, unless otherwise provided in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer.

(c)	Notwithstanding the foregoing, in the event of a Change in Control, or upon a Participant’s Retirement, death while employed by an Employer, or Disability, a Participant’s Company Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

3.8	Crediting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance as follows:

(a)	Share Units. On any Purchase Date, but as of the applicable Deferral Date, the Committee shall credit each Participant’s Deferral Account and Company Contribution Account with a number of Share Units, rounded to the nearest .0001 of a Share, which shall equal the product of (1) and (2), as follows:

(1) an amount, rounded down to the next lowest whole number, obtained by dividing:

(i) the amount of all Participants’ Annual Deferral Amounts and all Company Contribution Amounts attributable to such Deferral Date that is invested on such Purchase Date; by

(ii) the average per Share cost paid by the Trustee on such Purchase Date with respect to such Deferral Date; provided, however, that if the Trustee purchases (or notionally purchases) the Shares from the Company, the Trustee’s average per Share cost, for purposes of this Section 3.8, shall be the Fair Market Value per Share on such Deferral Date;

(2) a fraction:

(i) the numerator of which is the Participant’s Annual Deferral Amount and the Participant’s Company Contribution Amount attributable to such Deferral Date; and

(ii) the denominator of which is all Participants’ Annual Deferral Amounts and all Company Matching Contributions attributable to such Deferral Date.

(b)	Cash Dividends. If the Company pays a cash dividend with respect to Shares, then as of the Dividend Payment Date, the Company shall credit each Participant’s Deferral Account with a number of Share Units, which shall equal the product of (1) and (2), as follows:

(1) an amount, rounded down to the nearest .0001 of a Share, obtained by dividing:

(i) the amount of the dividend paid on such Dividend Payment Date with respect to a Share multiplied by the number of Share Units credited to all Participants’ Deferral Accounts on the record date for such Dividend; by

(ii) the average per Share cost paid by the Trustee on such Purchase Date with respect to such Dividend Payment Date; provided, however, that if the Trustee purchases (or notionally purchases) the Shares from the Company, the Trustee’s average per Share cost, for purposes of this Section 3.8(b), shall be the Fair Market Value per Share on such Dividend Date;

(2) a fraction:

(i) the numerator of which is the number of Share Units credited to the Participant’s Deferral Account on the record date for such Dividend; and

(ii) the denominator of which is the number of Share Units credited to all Participants’ Deferral Accounts on the record date for such Dividend.

(c)	Share Dividends. If the Company pays a cash dividend with respect to Shares in the form of additional Shares, then as of the Dividend Payment Date, the Company shall credit each Participant’s Deferral Account with a number of Share Units equal to the product of (1) the Share Units credited to the Participant’s Deferral Account on the record date for such Dividend, and (2) the number of Shares payable as a dividend for each outstanding Share.

(d)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Share Units represent a number of Shares for bookkeeping entry only, and shall not represent any investment made on any Participant’s behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company. The Participant shall have no voting rights or any other rights of a shareholder with respect to such Share Units except that said Share Units will be taken into consideration for purposes of a Participant’s compliance with the Company’s Stock Ownership Guidelines.

3.9	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

(b)	Company Contribution Account. When a Participant becomes vested in a portion of his or her Company Contribution Account, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary and Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Contribution Amount. If necessary, the Committee may reduce the vested portion of the Participant’s Company Contribution Account, as applicable, in order to comply with this Section 3.9.

(c)	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4

Scheduled Distribution; Unforeseeable Emergencies

4.1	Scheduled Distribution and Form of Payment. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution, in the form of a lump sum payment, from the Plan with respect to all or a portion of the Annual Deferral Amount. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount the Participant elected to have distributed as a Scheduled Distribution, plus vested amounts credited or debited in the manner provided in Section 3.8 above on that amount, calculated as of the close of business on or around the date on which the Scheduled Distribution becomes payable, as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any calendar quarter designated by the Participant (the “Scheduled Distribution Date”). The Scheduled Distribution shall be paid in the form of Shares equal to the number of whole Share Units credited to the Participant’s Account, plus an amount of cash in lieu of fractional Share Units if no subsequent distribution dates are anticipated. The calendar quarter designated by the Participant must be at least [one (1) Plan Year] after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates, unless otherwise provided on an Election Form approved by the Committee in its sole discretion. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2007, the earliest Scheduled Distribution Date that may be designated by a Participant would be January 1, 2009, and the Scheduled Distribution would become payable during the sixty (60) day period commencing immediately after such Scheduled Distribution Date.

4.2	Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

(a)	Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)	The new Scheduled Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five (5) years after the previously designated Scheduled Distribution Date; and

(c)	The election of the new Scheduled Distribution Date shall have no effect until at least twelve (12) months after the date on which the election is made.

4.3	Other Benefits Take Precedence Over Scheduled Distributions. Should a Benefit Distribution Date occur that triggers a benefit under Articles 5, 6, 7, 8, or 9, any Annual Deferral Amount that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

4.4	Withdrawal Payout/Suspensions for Unforeseeable Emergencies.

(a)	If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan, subject to the provisions set forth below.

(b)

The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

(c)	If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval, and the Participant’s deferrals under the Plan shall be terminated as of the date of such approval.

(d)	In addition, a Participant’s deferral elections under this Plan shall be terminated to the extent the Committee determines, in its sole discretion, that termination of such Participant’s deferral elections is required pursuant to Treas. Reg. §1.401(k)-1(d)(3) for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan. If the Committee determines, in its sole discretion, that a termination of the Participant’s deferrals is required in accordance with the preceding sentence, the Participant’s deferrals shall be terminated as soon as administratively practicable following the date on which such determination is made.

(e)	Notwithstanding the foregoing, the Committee shall interpret all provisions relating to a payout and/or termination of deferrals under this Section 4.4, in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

ARTICLE 5

Change in Control Benefit

5.1	Change in Control Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall irrevocably elect on an Election Form whether to (i) receive a Change in Control Benefit upon the occurrence of a Change in Control, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, or (ii) to have his or her Account Balance remain in the Plan upon the occurrence of a Change in Control and to have his or her Account Balance remain subject to the terms and conditions of the Plan. If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then Participant shall receive a Change in Control Benefit as described in Section 5.1(i), above.

5.2	Payment of Change in Control Benefit. The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than sixty (60) days after the Participant’s Benefit Distribution Date. Notwithstanding the foregoing, the Committee shall interpret all provisions in this Plan relating to a Change in Control Benefit in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

ARTICLE 6

Retirement Benefit

6.1	Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee, in its sole discretion.

6.2	Payment of Retirement Benefit.

(a)	A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to fifteen (15) years. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such Participant shall be deemed to have elected to receive the Retirement Benefit in a lump sum.

(b)	A Participant may change the form of payment of the Retirement Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election to modify the Retirement Benefit shall have no effect until at least twelve (12) months after the date on which the election is made; and

(ii)	The first Retirement Benefit payment shall be delayed at least five (5) years from the Participant’s originally scheduled Benefit Distribution Date as described in Section 1.

For purposes of applying the requirements above, the right to receive the Retirement Benefit in installment payments shall be treated as the entitlement to a single payment. The Committee shall interpret all provisions relating to changing the Retirement Benefit election under this Section 6.2 in a manner that is consistent with Code Section 409A and related Treasury guidance or Regulations.

The Election Form most recently accepted by the Committee that has become effective shall govern the payout of the Retirement Benefit.

(c)	The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 7

Termination Benefit

7.1	Termination Benefit. A Participant who experiences a Termination of Employment shall receive, as a Termination Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

7.2	Payment of Termination Benefit.

(a)	A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to an Annual Installment Method of up to five (5) years. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such Participant shall be deemed to have elected to receive the Termination Benefit in a lump sum.

(b)	A Participant may change the form of payment of the Termination Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election to modify the Termination Benefit shall have no effect until at least twelve (12) months after the date on which the election is made; and

(ii)	The first Termination Benefit payment is delayed at least five (5) years from the Participant’s originally scheduled Benefit Distribution Date as described in Section 1.

For purposes of applying the requirements above, the right to receive the Termination Benefit in installment payments shall be treated as the entitlement to a single payment. The Committee shall interpret all provisions relating to changing the Termination Benefit election under this Section 7.2 in a manner that is consistent with Code Section 409A and related Treasury guidance or Regulations.

The Election Form most recently accepted by the Committee that has become effective shall govern the payout of the Termination Benefit.

(c)	The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 8

Disability Benefit

8.1	Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee, in its sole discretion.

8.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 9

Death Benefit

9.1	Death Benefit. The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

9.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 10

Beneficiary Designation

10.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2	Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time-to-time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrator or its designated agent.

10.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11

Leave of Absence

11.1	Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7, 8, or 9 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

11.2	Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6, 7, 8, or 9 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

11.3	Leaves Resulting in Separation from Service. In the event that a Participant’s leave of absence from his or her Employer does constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, the Participant’s vested Account Balance shall be distributed to the Participant in accordance with Article 6 or 7 of this Plan, as applicable.

ARTICLE 12

Termination of Plan, Amendment or Modification

12.1	Termination of Plan. The Plan shall remain in effect until termination by the Board. The Board shall have the power to terminate the Plan at any time. Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles. The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and related Treasury guidance or Regulations, during the thirty (30) days preceding or within twelve (12) months following a Change in Control an Employer shall be permitted to (i) terminate the Plan by action of its board of directors, and (ii) distribute the vested Account Balances to Participants in a lump sum no later than twelve (12) months after the Change in Control, provided that all other substantially similar arrangements sponsored by such Employer are also terminated and all balances in such arrangements are distributed within twelve (12) months of the termination of such arrangements.

12.2	Amendment.

(a)

The Board may, at any time, amend or modify the Plan in whole or in part. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 12.2 or Section 13.2 of the Plan shall be effective unless and until two-thirds (2/3) of Participants with an Account Balance in the Plan as of the date of such proposed amendment or modification provide prior written consent in a time and manner determined by the Committee.

(b)	Notwithstanding any provision of the Plan to the contrary, in the event that the Company determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related Treasury guidance or Regulations, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Code Section 409A, and related Treasury guidance or Regulations.

12.3	Plan Agreement. Despite the provisions of Sections 12.1 and 12.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Board may only amend or terminate such provisions with the written consent of the Participant.

12.4	Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, 7, 8, or 9 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 13

Administration

13.1	Committee Duties. Except as otherwise provided in this Article 13, this Plan shall be administered by the Compensation/Pension Committee of the Board of Directors. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (ii) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2	Administration Upon Change In Control. Within one hundred and twenty (120) days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 13.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (i) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (ii) the Administrator may only be terminated with the written consent of the majority of Participants with an Account Balance in the Plan as of the date of such proposed termination.

13.3	Agents. In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

13.4	Binding Effect of Decisions. The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.5	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

13.6	Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 14

Other Benefits and Agreements

14.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 15

Claims Procedures

15.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

15.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 15.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA, Section 502(a), following an adverse benefit determination on review.

15.3	Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

15.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA, Section 502(a).

15.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 16

Trust

16.1	Establishment of the Trust. The Company shall establish a trust by a trust agreement with a third party, the Trustee. On or as soon as administratively practicable following each Deferral Date, an amount equal to the amount, in cash or in common shares of Commonwealth Telephone Enterprises, Inc., deferred by all Participants and the Company Contribution Amount shall be paid by the Company to the Trustee, and shall thereafter be held by the Trustee in accordance with the terms of the Trust Agreement. Should the amount be paid in cash, the Trustee will, as soon as practical, purchase the maximum number of common shares of Commonwealth Telephone Enterprises, Inc. The Trustee shall have full discretion in the purchase of these shares. Amounts contributed to the Trustee under the Trust Agreement and assets purchased with such amounts shall be subject to the claims of the Company’s creditors. To the extent that any benefits provided under the Plan are actually paid from the Fund, the Company shall have no further obligation with respect to such benefits. Neither a Participant, nor any beneficiary nor any other person shall be deemed to have any property interest, legal or equitable, in any specific asset of the Company or of the Fund with respect to any right to payment of any amount pursuant to this Plan. To the extent that any person acquires any right to receive payments under the Plan of an amount credited to an Account, such right to payment shall be no greater than, nor shall it have any preference or priority over, the rights, of any unsecured general creditor of the Company.

16.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 17

Miscellaneous

17.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) in a manner consistent with that intent, and (ii) in accordance with Code Section 409A and related Treasury guidance and Regulations.

17.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

17.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Commonwealth Telephone Enterprises, Inc.

100 CTE Drive

Dallas, PA 18612

Attn: Vice President of Human Resources

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15	Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law. In addition, if necessary to comply with a qualified domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee, in its sole discretion, shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.

17.16	Distribution in the Event of Income Inclusion Under 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the Committee or Administrator, as applicable, for a distribution of that portion of his or her Account Balance that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant’s unpaid vested Account Balance under the Plan. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

17.17	Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

Commonwealth Telephone Enterprises, Inc.

By:
Michael J. Mahoney
President and Chief Executive Officer

Proxy - Commonwealth Telephone Enterprises, Inc.

100 CTE Drive

Dallas, Pennsylvania 18612-9774

Annual Meeting of Shareholders - May 18, 2006

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned, hereby revoking any contrary proxy previously given, hereby appoints Michael J. Mahoney, David C. Mitchell and Richard R. Jaros, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation, to vote as indicated on the reverse side, all the Common Stock of the undersigned in COMMONWEALTH TELEPHONE ENTERPRISES, INC. (the “Company”) entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Westmoreland Club, 59 South Franklin Street, Wilkes-Barre, Pennsylvania 18701, on May 18, 2006 at 11:00 A.M., local time, and at any adjournment or postponement thereof, all as set forth in the related notice and proxy statement for the 2006 Annual Meeting.

This card also provides for shares of common stock, if any, held for the account of the undersigned by Merrill Lynch Fenner Pierce & Smith as Trustee of the Executive Stock Purchase Plan. You may instruct the Trustee how to vote your shares as indicated on this card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.

This proxy also delegates discretionary authority with respect to any other matter as may properly come before the Annual Meeting and at any adjournment or postponement.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS FOLLOW INSTRUCTIONS BELOW FOR INTERNET OR TELEPHONE VOTING, OTHERWISE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. PLEASE RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

(Continued, and to be Signed and Dated, on Reverse Side.)

Telephone and Internet Voting Instructions

You can vote by telephone or Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet	To vote by Mail

•   Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the simple instructions provided by the recorded message.

	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE • Enter the information requested on your computer screen and follow the simple instructions.	• Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope provided.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on May 17, 2006.

THANK YOU FOR VOTING

+

000000000.000 ext
000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2		000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6		C 1234567890	J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A Election of Directors			PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote “FOR” the listed nominees.
Election of three (3) Directors to Class I to serve for a term of three (3) years.
	For	Withhold
01 - John R. Birk	☐	☐

02 - David C. Mitchell	☐	☐

03 - Walter Scott, Jr.	☐	☐

B Proposals
The Board of Directors recommends a vote FOR the following proposals.
			For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers as independent registered public accountants of the Company for the fiscal year ending December 31, 2006.			☐	☐	☐
			For	Against	Abstain
3. Approval to adopt the Amended CTE Equity Incentive Plan.			☐	☐	☐
			For	Against	Abstain
4. Approval to adopt the CTE 2006 Bonus Plan.			☐	☐	☐
			For	Against	Abstain
5. Approval to adopt the CTE Deferred Compensation Plan.			☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐☐/☐☐/☐☐☐☐

■ 0 0 8 4 1 2 1	1 U P X	C O Y	+

Proxy - Commonwealth Telephone Enterprises, Inc.

100 CTE Drive

Dallas, Pennsylvania 18612-9774

Annual Meeting of Shareholders - May 18, 2006

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned, hereby revoking any contrary proxy previously given, hereby appoints Michael J. Mahoney, David C. Mitchell and Richard R. Jaros, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation, to vote as indicated on the reverse side, all the Common Stock of the undersigned in COMMONWEALTH TELEPHONE ENTERPRISES, INC. (the “Company”) entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Westmoreland Club, 59 South Franklin Street, Wilkes-Barre, Pennsylvania 18701, on May 18, 2006 at 11:00 A.M., local time, and at any adjournment or postponement thereof, all as set forth in the related notice and proxy statement for the 2006 Annual Meeting.

This card also provides for shares of common stock, if any, held for the account of the undersigned by Merrill Lynch Fenner Pierce & Smith as Trustee of the Executive Stock Purchase Plan. You may instruct the Trustee how to vote your shares as indicated on this card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.

This proxy also delegates discretionary authority with respect to any other matter as may properly come before the Annual Meeting and at any adjournment or postponement.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS FOLLOW INSTRUCTIONS BELOW FOR INTERNET OR TELEPHONE VOTING, OTHERWISE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. PLEASE RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be Signed and Dated, on Reverse Side.)

+

Annual Meeting Proxy Card

A Election of Directors
1. The Board of Directors recommends a vote “FOR” the listed nominees.
Election of three (3) Directors to Class I to serve for a term of three (3) years.
	For	Withhold
01 - John R. Birk	☐	☐
02 - David C. Mitchell	☐	☐
03 - Walter Scott, Jr.	☐	☐

B Proposals
The Board of Directors recommends a vote FOR the following proposals.
			For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers as independent registered public accountants of the Company for the fiscal year ending December 31, 2006.			☐	☐	☐
			For	Against	Abstain
3. Approval to adopt the Amended CTE Equity Incentive Plan.			☐	☐	☐
			For	Against	Abstain
4. Approval to adopt the CTE 2006 Bonus Plan.			☐	☐	☐
			For	Against	Abstain
5. Approval to adopt the CTE Deferred Compensation Plan.			☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐☐/☐☐/☐☐☐☐

■ 0 0 8 4 1 2 2	1 U P X	C O Y	+